Exhibit 10.5

LEASE

BY AND BETWEEN

MENLO BUSINESS PARK, LLC, LESSOR

AND

ACCLARENT, INC., LESSEE

Menlo Business Park

Suite B

1525 O’Brien Drive

Menlo Park, California 94025

June 8, 2005

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SCHEDULE OF EXHIBITS

EXHIBIT “A”	Legal Description
EXHIBIT “B”	Menlo Business Park Master Plan
EXHIBIT “C”	Floor Plan of Building #13
EXHIBIT “C-1”	Floor Plan, Showing Initial Premises
EXHIBIT “C-2”	Floor Plan, Showing Entire Premises
EXHIBIT “D”	Commencement Memorandum
EXHIBIT “E”	Initial Premises Furniture
EXHIBIT “F”	Lessee’s Hazardous Materials
EXHIBIT “G”	Preliminary Plans
EXHIBIT “H”	Lessor’s FF&E

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L E A S E

Menlo Business Park

Suite B, Building #13

1525 O’Brien Drive

Menlo Park, California 94025

THIS LEASE, referred to herein as “this Lease,” is made and entered into as of June 8, 2005 by and between MENLO BUSINESS PARK, LLC, a California limited liability company, hereafter referred to as “Lessor,” and ACCLARENT, INC., a Delaware corporation, hereafter referred to as “Lessee” or “Acclarent.”

RECITALS:

A. Lessor is the owner of the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1525 O’Brien Drive, Menlo Park, California, more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 3.68 acres, together with all easements and appurtenances thereto (the “Land”) and the existing building thereon, referred to as Building #13, 1525 O’Brien Drive, City of Menlo Park, County of San Mateo, State of California, and all other improvements located thereon (collectively, the “Improvements”). The Land and Improvements are referred to herein collectively as the “Property.” The Menlo Business Park Master Plan is attached hereto as Exhibit “B” and incorporated by reference herein. Building #13 is sometimes referred to herein as “the Building.” The floor plan of Building #13 is attached hereto as Exhibit “C” and incorporated by reference herein.

B. Lessor and Lessee wish to enter into this Lease of the premises defined in Paragraph 1 upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Lease.

(a) Lessor hereby leases to Lessee, and Lessee leases from Lessor, at the rental rate and upon the terms and conditions set forth herein, the portion of the Building (1) consisting initially of approximately 6,000 rentable square feet shown on Exhibit “C-1” attached hereto (referred to herein as the “Initial Premises”) from the Commencement Date through October 14, 2005, (2) consisting of approximately 20,000 rentable square feet of the entire Premises from October 15, 2005 through October 31, 2006, and (3) consisting of a total of approximately 30,000 rentable square feet upon completion of the phase-in of the occupancy by Lessee of the entire Premises commencing on November 1, 2006 in accordance with Paragraph 3(a). Prior to October 15, 2005, references in this Lease (except references in Paragraph 12 or other paragraphs with respect to Lessor’s Tenant Improvement Work) to the Premises shall be deemed to refer to the Initial Premises. Commencing October 15, 2005, the

Premises shall be deemed to refer to the 30,000 rentable square feet referred to as Suite B as shown on the floor plan of the Building attached hereto as Exhibit “C-2” and referred to herein as the “Premises” or the “entire Premises.” The Initial Premises shall be deemed for all purposes in this Lease to consist of 6,000 rentable square feet. “Lessee’s Share” of the Property is 8.07% (6,000/74,300) based on Lessee occupying 6,000 rentable square feet, 26.92% (20,000/74,300) based upon Lessee occupying 20,000 rentable square feet, and 40.38% (30,000/74,300), based upon Lessee occupying 30,000 rentable square feet of the Building.

(b) The number of rentable square feet of the Premises shall be measured by DES Architects & Engineers, within thirty (30) days after substantial completion of the tenant improvement work to be performed in the Premises pursuant to Paragraph 12 hereof, in accordance with The Building Owners and Managers Association (BOMA) standard, namely the “Standard Method for Measuring Floor Area in Office Buildings – American National Standard,” ANSI/BOMA Z65.1-1996 approved June 7, 1996 by American National Standards Institute, Inc. If such measurement discloses that the total Premises are more than or less than 30,000 rentable square feet, Lessee’s Share referred to in Paragraphs 1(a) and 4(a), the Monthly Base Rent referred to in Paragraph 3(a), Lessor’s Base Tenant Improvement Allowance referred to in Paragraph 12(a) and the number of parking spaces set forth in Paragraph 27 shall be adjusted to reflect the result of the measurement of the Premises; provided that the calculations in this Lease based on the 6,000 square feet of the Initial Premises and the 20,000 square foot portion of the Premises shall not be affected by such re-measurement. Notwithstanding the foregoing, the Premises shall not exceed 31,500 rentable square feet without the written consent of both Lessor and Lessee.

2. Term.

(a) Subject to the conditions set forth in Paragraph 2(c), the term of this Lease (the “term”) shall commence on July 1, 2005 (the “Commencement Date”). The Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the Commencement Memorandum in the form attached hereto as “Exhibit “D.”

(b) The term of this Lease shall expire, unless sooner terminated in accordance with the provisions hereof, on the last day of the sixty-fourth (64th) month after the Commencement Date.

(c) Notwithstanding the Commencement Date specified in Paragraph 2(a), the term of this Lease shall not commence until (1) Lessor and Lessee have executed and delivered this Lease, (2) Lessor shall have delivered possession of the Initial Premises to Lessee in broom clean condition, in compliance with all laws, with all of the Building systems, including the ceiling, walls, windows, doors (including roll-up doors), door locks, mechanical systems, electrical, plumbing, life safety systems, lighting, and floor covering of the Initial Premises (but excluding the tenant improvement work referred to in Paragraph 12)

in good, clean operating condition, and (3) Lessee may lawfully occupy the Initial Premises and commence business operations therein, subject to the compliance by Lessee with the limitations imposed by the City of Menlo Park (“City”) on the amount and type of chemicals that Lessee may maintain on the Premises without first obtaining a conditional use permit from the City.

(d) If for any reason Lessor cannot deliver possession of the Initial Premises to Lessee by the Commencement Date specified in Paragraph 2(a) in the condition referred to in Paragraphs 2(c)(2) and 2(c)(3) above, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Initial Premises to Lessee in the condition referred to in Paragraphs 2(c)(2) and 2(c)(3) above. If possession of the Initial Premises is not delivered to Lessee in the condition referred to in Paragraphs 2(c)(2) and 2(c)(3) above by September 1, 2005, Lessee may, at its option, by notice in writing received by Lessor after September 1, 2005 and before the date possession is so delivered, terminate this Lease, in which event Lessor shall refund to Lessee the Monthly Base Rent for month three (3) and month four (4) (if applicable) of the Lease term and the Security Deposit, and the parties shall be discharged from all further obligations hereunder, except for those obligations which by the express terms hereof survive the termination of this Lease. If such written notice is not received by Lessor on or before the date possession is so delivered, Lessee’s right to cancel this Lease pursuant to this Paragraph 2(d) shall terminate and be of no further force or effect.

(e) Lessee’s obligation to begin paying rent on 20,000 rentable square feet on October 15, 2005 in accordance with Paragraph 3(a) shall be subject to all of the following having occurred by such date: (1) this Lease shall have commenced pursuant to Paragraph 2(c) above, (2) Lessor shall have substantially completed pursuant to Paragraph 12 Lessor’s Tenant Improvement Work, (3) Lessor shall have delivered possession of the entire Premises to Lessee in broom clean condition, in compliance with all laws with all of the Building systems, including the ceilings, walls, windows, doors (including roll-up doors), door locks, mechanical systems, electrical, plumbing, life safety systems, lighting and floor covering of the entire Premises, in good, clean operating condition, and (4) Lessee may lawfully occupy the entire Premises and commence business operations thereon, subject to the compliance by Lessee with the limitations imposed by the City on the amount and type of chemicals that Lessee may maintain on the Premises without first obtaining a conditional use permit from the City. If the delivery of the entire Premises in accordance with the foregoing occurs on a date later than October 15, 2005, all of the rent and Premises adjustment dates set forth in this Lease (including in Paragraphs 1, 3 and 4) shall be delayed by the number of days of such delay; provided, however, the expiration date of this Lease set forth in Paragraph 2(b) shall not be extended. Notwithstanding the foregoing, if the substantial completion of Lessor’s Tenant Improvement Work is delayed beyond October 15, 2005 due to a Lessee Delay (defined below), for purposes of the rent adjustments set forth in this Lease (including

Paragraphs 1, 3 and 4), and the termination right in Paragraph 2(f) below, the date of delivery of the entire Premises shall be deemed to be the date the delivery of the entire Premises would have occurred but for such delay.

(f) If for any reason Lessor cannot deliver possession of the entire Premises to Lessee by October 15, 2005 in the condition referred to in Paragraphs 2(e)(2), 2(e)(3), and 2(e)(4) above, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder. If possession of the entire Premises is not delivered to Lessee by January 1, 2006 (subject to the last sentence of Paragraph 2(e)) in the condition referred to in Paragraphs 2(e)(2), 2(e)(3), and 2(e)(4), Lessee may, at its option, by notice in writing received by Lessor on or before the date possession is so delivered, terminate this Lease, in which event Lessor shall refund to Lessee the Security Deposit and the parties shall be discharged from all further obligations hereunder, except for those obligations which by the express terms hereof survive the termination of this Lease. If such written notice is not received by Lessor on or before the date possession is so delivered, Lessee’s right to cancel this Lease pursuant to this Paragraph 2(f) shall terminate and be of no further force or effect.

(g) Lessee shall have the right, without payment of rent and without affecting the Commencement Date or the date of delivery of the entire Premises, to enter and occupy the Initial Premises after June 20, 2005 and prior to the Commencement Date and, so long as such entry does not unreasonably interfere with Lessor’s construction of Lessor’s Tenant Improvement Work, the entire Premises prior to the date of delivery of the entire Premises, for purposes of installing equipment, telecommunications services, and furniture therein and preparing the Initial Premises and the entire Premises for occupancy and for occupying the Initial Premises after June 20, 2005. Lessee shall be responsible, at Lessee’s expense, to obtain from Lessor’s warehouse and to deliver to the Initial Premises the furniture and cubicles shown on Exhibit “E” to be used by Lessee in the Initial Premises. Lessee shall return the furniture listed on Exhibit “E” to Lessor’s warehouse by October 15, 2005 (or arrange with Lessor for the purchase thereof). Prior to such early entry, Lessee shall deliver to Lessor evidence that Lessee’s insurance coverage is in full force and effect and is in compliance with the requirements of Paragraph 10(a).

3. Monthly Base Rent.

(a) Commencing on the first day of month three (3) of the term and continuing on the first day of each calendar month thereafter during the term, Lessee shall pay to Lessor in monthly installments in advance Monthly Base Rent, based on the number of rentable square feet shown below, in lawful money of the United States, as follows:

Period	RSF	Rent/SF Month/NNN	Amount/ Month
July 1, 2005 – August 31, 2005	6,000	$0.00	$0.00
September 1, 2005 – October 14, 2005	6,000	$1.25	$7,500
October 15, 2005 – May 31, 2006	20,000	$1.25	$25,000
June 1, 2006 – June 30, 2006	20,000	$0.00	$0.00
July 1, 2006 – October 31, 2006	20,000	$1.30	$26,000
November 1, 2006 – June 30, 2007	30,000	$1.30	$39,000
July 1, 2007 – July 31, 2007	30,000	$0.00	$0.00
August 1, 2007 – June 30, 2008	30,000	$1.35	$40,500
July 1, 2008 – July 31, 2008	30,000	$0.00	$0.00
August 1, 2008 – June 30, 2009	30,000	$1.40	$42,000
July 1, 2009 – July 31, 2009	30,000	$0.00	$0.00
August 1, 2009 – June 30, 2010	30,000	$1.45	$43,500
July 1, 2010 – October 31, 2010	30,000	$1.50	$45,000

(b) Upon the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Seven Thousand Five Hundred Dollars ($7,500) representing the Monthly Base Rent for the month of September 2005. Monthly Base Rent for the partial month at the expiration of the term (if applicable) shall be prorated on the basis of a thirty (30) day month.

(c) The Initial Premises on which Monthly Base Rent is based prior to October 15, 2005, the 20,000 rentable square feet on which Monthly Base Rent is based from October 15, 2005 through October 31, 2006, and the 30,000 rentable square feet representing the entire space of Suite B on which Monthly Base Rent is based from November 1, 2006 through the expiration of the term, as referred to in the table in Paragraph 3(a), are shown on the floor plans of the Building attached hereto as Exhibits “C-1” and “C-2”.

After October 14, 2005 and following completion of Lessor’s Tenant Improvement Work in Suite B, Lessee shall have the right at any time prior to November 1, 2006 (when Lessee becomes obligated to pay rent on 30,000 rentable square feet) to utilize more than the 20,000 rentable square feet of Suite B referred to in the table in Paragraph 3(a) (but not to exceed the total 30,000 rentable square feet of the Premises, as adjusted by the measurement referred to in Paragraph 1(b)), upon giving prior written notice to Lessor; provided that Lessee shall pay to Lessor (1) the Monthly Base Rent per square foot then payable pursuant to the table in Paragraph 3(a) for the total number of rentable square feet utilized by Lessee, and (2) the Additional Rent payable by Lessee pursuant to Paragraph 4 hereof for the total number of rentable square feet utilized by Lessee, but in no event shall Lessee pay rent at any time on less than the number of rentable square feet specified in the table in Paragraph 3(a) for the period specified in the table. Lessee shall exercise good faith in giving Lessor prior written notice of the utilization by Lessee at any time of more than the number of rentable square feet specified in the table in Paragraph 3(a) applicable for that period. Lessee shall have the right pursuant to Paragraph 16 to sublease additional space in the Premises as to which Lessee has not commenced paying Monthly Base Rent, provided that Lessee shall commence paying Monthly Base Rent on such additional rentable square feet to be subleased at the applicable per square foot rental rate set forth in to the table in Paragraph 3(a).

4. Additional Rent; Operating Expenses and Taxes.

(a) In addition to the Monthly Base Rent payable by Lessee to Lessor pursuant to Paragraph 3, commencing with the Commencement Date Lessee shall pay to Lessor, as “Additional Rent,” (1) Lessee’s Share of the operating expenses of the Property based upon (i) the number of rentable square feet on which the Monthly Base Rent is currently being calculated in accordance with the table in Paragraph 3(a) (which is fixed at 6,000 rentable square feet from the Commencement Date through October 14, 2005, 20,000 rentable square feet from October 15, 2005 through October 31, 2006, and 30,000 rentable square feet for the balance of the term), or (ii) after October 14, 2005, the number of rentable square feet of the Premises that Lessee is currently utilizing, whichever of (i) or (ii) is greater, and (2) Lessee’s Share (as hereafter defined) of the operating expenses of Menlo Business Park of which the Property is a part, in accordance with Paragraph 4(b) hereof based upon (i) the number of rentable square feet on which the Monthly Base Rent is currently being calculated in accordance with the table in Paragraph 3(a), or (ii) the number of rentable square feet of the Premises that Lessee is currently utilizing, whichever of (i) or (ii) is greater, and (3) Lessee’s Share of the real property taxes and assessments levied or assessed against the Property in accordance with Paragraph 4(c) hereof in the same manner that Lessee’s Share of operating expenses is calculated, as provided above. Lessee’s Share of the operating expenses of Menlo Business Park with respect to the entire Premises (30,000 rentable square feet) is 1.49% calculated by multiplying Lessee’s Share of the Property (40.38%) by the percentage of Land in the Property to the total of land area in Menlo Business Park (3.68%) (40.38% x 3.68% = 1.49%) as said land areas are shown on the ALTA survey of Menlo Business Park. The operating expenses of Menlo Business Park currently include maintenance of the common areas of Menlo Business Park, parking lot lighting (cost of electricity and maintenance of the fixtures), maintenance of the network conduit, all landscape maintenance and irrigation of Menlo Business Park, Lessor’s insurance coverages of Menlo Business Park, and security patrol. The operating expenses of Menlo Business Park may include other reasonable items from time to time during the term of this Lease. Monthly Base Rent and Additional Rent are referred to herein collectively as “rent.”

Lessee shall pay Additional Rent in accordance with the foregoing provisions of this Paragraph 4(a) for the entire sixty-four (64) months of the term, commencing with the Commencement Date and including the months when the Monthly Base Rent-NNN is $0.00, as shown on the table in Paragraph 3(a).

(b) “Operating Expenses,” as used herein, shall include all reasonable direct costs actually incurred by Lessor in the of management, operation, maintenance, repair and replacement of the Property, including the cost of all maintenance, repairs, and restoration of the Property performed by Lessor pursuant to Paragraphs 13(b) and 13(c) hereof, as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

Personal property taxes related to the Property; any parking taxes or parking levies imposed on the Property in the future by any governmental agency; a pro rata portion of the management fee charged for the management and operation of Menlo Business Park, Lessee’s Share of which shall not exceed four percent (4%) of the total gross income received by Lessor from the operation of the Property (including Monthly Base Rent and Additional Rent); water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 10(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; maintenance, repair, and replacement of the roof membrane; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; janitorial service; landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, and equipment and tools used in the maintenance of the Property; costs for accounting services incurred in the calculation of Operating Expenses and Taxes as defined herein; and the cost of any other capital expenditures for any improvements or changes to the Property which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date, or for any items or capital expenditures voluntarily made by Lessor which are intended to and have the effect of reducing Operating Expenses; provided, however, that except for capital improvements required because of Lessee’s specific use of the Premises, if Lessor is required to or voluntarily makes such capital improvements, Lessor shall amortize the cost of said improvements over the useful life of said improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor’s bank line of credit at the time of completion of said improvements, but in no event in excess of twelve percent (12%) per annum) as an Operating Expense in accordance with generally accepted accounting principles, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the actual savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Property.

(c) Real property taxes and assessments upon the Property, during each lease year or partial lease year during the term of this Lease are referred to herein as “Taxes.”

As used herein, “Taxes” shall mean:

(1) all real estate taxes, assessments and any other taxes levied or assessed against the Property including the Land, the Building, and all improvements located thereon, including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Property or any interest therein or following any improvements to the Property or to Menlo Business Park which are for the benefit of all occupants of Menlo Business Park; and

(2) all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, or benefits which are assessed, levied, confirmed, imposed, or become a lien (i) upon the Property, and/or any legal or equitable interest of Lessor in any part thereof; or (ii) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Property; and (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”

Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority. “Taxes” also shall not include penalties or interest charges assessed on delinquent Taxes so long as Lessee is not in default in the payment of Monthly Base Rent or Additional Rent.

With respect to any assessments which may be levied against or upon the Property, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Property.

(d) The following costs (“Costs”) shall be excluded from the definition of Operating Expenses:

(1) Costs occasioned by the act, omission or violation of law by Lessor, any other occupant of Menlo Business Park, or their respective agents, employees or contractors;

(2) Costs for which Lessor receives reimbursement from others, including reimbursement from insurance; provided Lessor shall exercise commercially reasonable efforts to collect such amounts;

(3) Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Property, or Menlo Business Park;

(4) Advertising or promotional costs or other costs incurred by Lessor in procuring tenants for the Property or other portions of Menlo Business Park;

(5) Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Lessor is responsible pursuant to Paragraph 13(a) hereof or incurred in repairing, maintaining, or replacing any structural elements of other buildings in Menlo Business Park;

(6) Any wages, bonuses or other compensation of employees above the grade of building manager and any executive salary of any officer or employee of Lessor or for employees to the extent not stationed at Menlo Business Park, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Property in excess of the management fee referred to in Paragraph 4(b) of this Lease; if any building manager stationed at Menlo Business Park is less than full-time, only Lessee’s pro rata share of the pro rata portion of the compensation paid to such employee shall be included in Operating Expenses;

(7) General office overhead and general and administrative expenses of Lessor, except as specifically provided in Paragraph 4(b);

(8) Leasing expenses and broker commissions payable by Lessor;

(9) Costs occasioned by casualties or by the exercise of the power of eminent domain;

(10) Costs to correct any construction defect in the Building or the Premises existing on the Commencement Date, or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable on the Commencement Date;

(11) Costs of any renovation, improvement, painting or redecorating of any portion of the Property or of Menlo Business Park not made available for Lessee’s use;

(12) Costs incurred in connection with negotiations or disputes with any other occupant of the Menlo Business Park and Costs arising from the violation by Lessor or any other occupant of the Menlo Business Park of the terms and conditions of any lease or other agreement;

(13) Insurance costs for coverage not customarily paid by tenants of similar properties in the Menlo Park office/R&D/manufacturing rental market, insurance cost increases caused by the activities of another occupant of Menlo Business Park, and co-insurance payments, except that Lessor currently carries and may continue to carry earthquake insurance as an Operating Expense of the Property;

(14) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee or its employees, agents, contractors, invitees, sublessees, successors or assigns;

(15) Expense reserves; and

(16) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question as set forth in Paragraph 4(b) above.

Lessor shall at all times use its best efforts to operate the Property in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable premises in the market area in which the Property is located (Menlo Park).

(e) At the Commencement Date, and as close as reasonably possible to the end of each calendar year thereafter, Lessor shall notify Lessee of the Operating Expenses estimated by Lessor for the calendar year 2005, and for each following calendar year. Concurrently with giving such notice, Lessor shall provide a description of such Operating Expenses and Taxes. Commencing on the Commencement Date, and on the same day of each calendar month of the term thereafter on which Monthly Base Rent is payable, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses and Taxes. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses or Taxes for such year will vary from Lessor’s estimate, Lessor may, by written notice to Lessee, revise Lessor’s estimate for such year and the Additional Rent and Taxes payments by Lessee for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses or Taxes are greater than Lessor’s estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor’s revised estimate shall not be retroactive, but the Additional Rent and Taxes for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

Within approximately ninety (90) days after the expiration of each calendar year of the term, Lessor shall furnish Lessee a statement certified by a responsible employee or agent of Lessor (the “Operating Statement”) with respect to such year, prepared by an employee or agent of Lessor, showing the actual Operating Expenses and Taxes for such year broken down by component expenses, and the total payments made by Lessee for such year on the basis of any previous estimate of such Operating Expenses and Taxes, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes. Lessee or its accountants shall have the right to inspect and audit Lessor’s books and records with respect to this Lease once each Lease Year to verify actual Operating Expenses and/or Taxes. Lessor’s books and records shall be kept in accordance with generally accepted accounting principles. If Lessee’s audit of the Operating Expenses and/or Taxes for any year reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit. If Lessee objects to Lessor’s Operating Statement, Lessee shall continue to pay on a monthly basis the Operating Expenses and/or Taxes based upon the prior year’s Operating Statement until the dispute is resolved.

If the Operating Expenses and Taxes for any year as finally determined exceed the total payments made by Lessee for such year based on Lessor’s estimates, Lessee shall pay to Lessor the deficiency, within thirty (30) days after the receipt of Lessor’s Operating Statement. If the total payments made by Lessee based on Lessor’s estimate of the Operating Expenses and/or Taxes exceed the Operating Expenses and/or Taxes, Lessee’s extra payment, plus the cost of the audit if charged to Lessor, shall be credited against payments of Monthly Base Rent and Additional Rent next due hereunder.

Notwithstanding the expiration or termination of this Lease, within thirty (30) days after Lessee’s receipt of Lessor’s Operating Statement or the completion of Lessee’s audit regarding the Operating Expenses and/or Taxes for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes for such year, as finally determined, and the amount previously paid by Lessee on account thereof (prorated to the expiration date or the termination date of this Lease). The foregoing obligations of Lessor and Lessee shall survive the expiration or sooner termination of this Lease.

5. Payment of Rent.

(a) All rent shall be due and payable in lawful money of the United States of America at the address of Lessor set forth in Paragraph 23, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each calendar month. Lessee’s obligation to pay rent for any partial month at the commencement of the term, for the partial month immediately prior to the date on which the rent increases or changes pursuant to the table in Paragraph 3(a) (if the date on which the rent increases is other than the first day of the calendar month), and for any partial month at the expiration or termination of the lease term shall be prorated on the basis of a thirty (30) day month.

(b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Lessor shall provide Lessee written notice of the delinquency, and shall waive such late charge if Lessee pays such delinquency within five (5) days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal,” plus five percent (5%) or (2) the maximum rate allowed by law (the “Interest Rate”), in addition to the late payment charge.

Initials: Lessor                           Lessee

6. Security Deposit.

(a) Lessee shall deposit with Lessor upon the execution of this Lease the sum of Thirty-seven Thousand Five Hundred Dollars ($37,500) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Monthly Base Rent or Additional Rent or any other charges due hereunder within any applicable notice and cure period specified herein, or Lessee otherwise defaults under this Lease (as defined in Paragraph 21), Lessor may use, apply or retain all or any portion of said Security Deposit to the extent reasonably necessary to cure the default, for the payment of any amount due Lessor, and to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit with Lessor an amount sufficient to restore the Security Deposit to the original amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.

(b) Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any other sum payable by Lessee under this Lease.

7. Use. Lessee may only use and occupy the Premises for general office and administrative purposes, research and development, manufacturing, assembly, testing, receiving, storage, and for such other uses which are permitted by applicable zoning ordinances and the covenants, conditions, and restrictions for Menlo Business Park and which are reasonably approved by Lessor in writing, and for no other use or purpose without Lessor’s prior written consent; provided, that the use of the Premises for the manufacture of integrated circuits is expressly prohibited. Any use of the Premises by Lessee or by any sublessee or assignee approved by Lessor pursuant to Paragraph 16 shall comply with the provisions of this Paragraph 7.

8. Hazardous Materials.

(a) The term “Hazardous Materials” as used in this Lease shall include any substance defined as a “hazardous substance,” “toxic substance,” “industrial process waste,” or “special waste” in any Environmental Laws as hereafter defined. Hazardous Materials shall include, but not be limited to, petroleum, gasoline, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, and/or crude oil or any products, by-products or fractions thereof.

(b) Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Materials without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Environmental Laws. “Reportable Use” shall mean (1) the installation or use of any above or below ground storage tank, (2) the generation, possession, storage, use, transportation, or disposal of Hazardous Materials that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (3) the presence at the Premises of Hazardous Materials with respect to which any Environmental Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use the Hazardous Materials in the Premises that are listed on Exhibit “F” attached hereto and incorporated by reference herein, if any, and any ordinary and customary office supplies, cleaning materials, and other materials reasonably required to be used in the normal course of Lessee’s agreed use of the Premises, so long as such use is in compliance with all Environmental Laws, and does not expose the Premises or neighboring property to any unusual or atypical risk of contamination or damage or expose Lessor to any unusual or atypical liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of any protective modifications installed by Lessee (such as concrete encasements).

(c) “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

(d) If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

(e) Lessee and Lessee’s agents, employees, and contractors shall not cause any Hazardous Materials to be discharged into the plumbing or sewage system of the Building or into or onto the Land underlying or adjacent to the Building in violation of any Environmental Laws. Lessee shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination in violation of Environmental Laws or the terms of this Lease caused by Lessee or caused by any of Lessee’s employees, agents, or contractors, and for the maintenance, security and/or monitoring of the Premises or neighboring properties if such contamination is caused by a release or emission of any Hazardous Materials by Lessee or by any of Lessee’s employees, agents, or contractors.

(f) Lessee shall indemnify, defend and hold Lessor and its agents, employees, and lenders and the Premises harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the term of this Lease out of or involving any Hazardous Materials brought on to the Premises, the Building, or Menlo Business Park by or for Lessee or by anyone under Lessee’s control in violation of Environmental Laws or the terms of this Lease. Lessee’s obligations under this Paragraph 8(f) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, as required by Environmental Laws, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Materials, unless specifically so agreed by Lessor in writing at the time of such agreement.

(g) To the current actual knowledge of John C. Tarlton, President of Tarlton Properties, Inc., Lessor’s property manager, except as disclosed to Lessee in writing by Lessor or as contained in any environmental site assessment report delivered by Lessor to Lessee prior to the execution of this Lease, (1) no Hazardous Materials are present on the Property or the soil, surface water or groundwater thereof, (2) no underground storage tanks are present on the Property, and (3) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Materials or pursuant to any environmental law. Lessor shall be responsible (at no cost to Lessee) for Hazardous Materials present on the Premises prior to the Commencement Date, and for Hazardous Materials present at any time on the Menlo Business Park due to Lessor or its employees, agents, and contractors. Lessee shall not be responsible under this Lease, and Lessor hereby releases Lessee for any Hazardous Materials present on the Menlo Business Park that were not released by Lessee or its agents, contractors, or employees.

9. Taxes on Lessee’s Property. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the initial lease term and any extension thereof upon Lessee’s equipment, fixtures, furniture, and personal property installed or located in the Premises.

10. Insurance.

(a) Lessee shall, at Lessee’s sole cost and expense, provide and keep in force commencing with the earlier of the early entry date by Lessee pursuant to Paragraph 2(g), or the Commencement Date and continuing during the term of this Lease, a commercial general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against any and all liability occasioned by any occurrence in, on, about, or related to the Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Premises, and covering the contractual liability referred to in Paragraph 11(a) of this Lease, having a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to reduction or cancellation except after at least thirty (30) days’ prior written notice to Lessor; and shall be primary as to Lessor. Prior to the Commencement Date and upon renewal of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage, together with evidence of the payment of the premium therefor, naming Lessor and Lessor’s property manager as additional insureds. If Lessee fails to procure and maintain the insurance required hereunder, Lessor may, but shall not be required to, order such insurance at Lessee’s expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee’s reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the Interest Rate.

(b) Lessor shall obtain and carry in Lessor’s name, as insured, as an Operating Expense of the Premises to the extent provided in Paragraph 4(b), during the lease term, “all risk” property insurance coverage (with rental loss insurance coverage for a period of one year), flood insurance, public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall reasonably determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Property, including earthquake insurance coverage insuring Lessor’s interest in the Property (including Lessor’s Tenant Improvement Work performed pursuant to Paragraph 12(a), and any other leasehold improvements to the Premises constructed by Lessor, or by Lessee with Lessor’s prior written approval) in an amount not less than the full replacement cost of the Building and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee’s equipment, fixtures, furniture, or other personal property of Lessee in or about the Premises occurring from any cause whatsoever. Lessor’s public liability insurance shall provide for contractual liability referred to in Paragraph 11(b) of this Lease.

(c) Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, assignees, subtenants, successors, agents, and property managers, from any claims for damage to any person or to the Premises and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Premises that are caused by or result from risks required by this Lease to be insured against or actually insured against under any property insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective authorized representatives, shareholders, managers, members, assignees, subtenants, successors, officers, directors, employees, agents, contractors, or invitees. All of Lessor’s and Lessee’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Paragraph 10(c).

(d) Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

11. Indemnification.

(a) Subject to the waiver of subrogation set forth in Paragraph 10, Lessee shall indemnify, defend, and hold harmless Lessor from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property (1) for bodily injury or damage to property which arises in or about the Land, the Building, or the Improvements to the extent the injury or damage to property results from the negligent acts or omissions of Lessee, its employees, agents or contractors, and (2) based on any event of default by Lessee in the performance of any obligation on Lessee’s part to be performed under this Lease. Lessee also waives all claims against Lessor for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors.

(b) Subject to the waiver of subrogation set forth in Paragraph 10, Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property (1) for bodily injury or damage to property which arises in or about the Land, the Building, or the Improvements to the extent the injury or damage to property results from the negligent acts or omissions of Lessor, its employees, agents or contractors, and (2) based on any breach or default by Lessor in the performance of any obligation on Lessor’s part to be performed under this Lease.

(c) In the absence of comparative or concurrent negligence on the part of Lessee or Lessor, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, members, employees or contractors, the foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnities are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor’s agents, officers, employees or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.

(d) Lessor shall not be liable to Lessee for any damage because of any act or negligence of any other occupant of the Building or any other owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Building, except to the extent caused by the gross negligence or willful misconduct of Lessor or Lessor’s employees, agents, or contractors. Except as otherwise provided herein, Lessee will pay for damage to the Premises caused by the misuse or neglect of the Premises by Lessee or its employees, agents, or contractors, including, but not limited to, the breakage of glass in the Premises.

12. Tenant Improvement Work; Furniture, Fixtures and Equipment.

(a) Attached to this Lease as Exhibit “G” are preliminary plans and specifications (the “Preliminary Plans”) dated June 1, 2005 and construction cost estimates (the “estimates”) for the tenant improvement work (“Lessor’s Tenant Improvement Work”) to be performed by Lessor in the Permanent Premises prior to October 15, 2005. Lessor shall contribute the sum of Three Hundred Sixty Thousand Dollars ($360,000) ($12/RSF) (“Lessor’s Tenant Improvement Allowance”) to defray the cost of Lessor’s Tenant Improvement Work. In addition to Lessor’s Tenant Improvement Allowance, Lessor shall pay the cost of Lessor’s scope of work (lobby carpet, second floor conference room, etc.) (“Lessor’s scope of work”) estimated on June 3, 2005 to be Fifteen Thousand Seven Hundred Fifty-one Dollars ($15,751). The June 3, 2005 estimate of the cost of Lessor’s Tenant Improvement Work is Six Hundred Six Thousand Eight Hundred Three Dollars ($606,803) leaving an estimated balance of Two Hundred Thirty-one Thousand Fifty-two Dollars ($231,052) payable by Lessee as Lessee’s contribution to Lessor’s Tenant Improvement Work (“Lessee’s Contribution”) after deducting Lessor’s Tenant Improvement Allowance ($360,000) and the Lessor’s scope of work payable by Lessor. Upon receipt by Lessor of progress billings from the general contractor that exceed Three Hundred Sixty Thousand Dollars ($360,000) plus the cost of Lessor’s scope of work referred to above, Lessor shall submit an invoice to Lessee for the amount of the contractor’s initial billing in excess of said aggregate amount payable by Lessor (together with copies of the contractor’s total billings to date), and Lessor shall submit an invoice to Lessee for each billing by the contractor thereafter (with a copy of such billing). Lessee shall pay to Lessor each such invoice submitted by Lessor to Lessee within five (5) days after personal delivery thereof by Lessor to Lessee at a weekly construction meeting, up to the total amount of Lessee’s Contribution. If a representative of Lessee is not available at the weekly construction meeting, Lessee shall pay to Lessor the amount of the invoice within five (5) business days after personal delivery of the invoice to Lessee.

(b) The Tenant Improvement Work shall be constructed under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction costs (i.e., the amounts paid to the general contractor, subcontractors, vendors, and suppliers for labor and materials for the construction of the Tenant Improvements) as a cost of the Tenant Improvement Work. The general contractor shall perform the work pursuant to a negotiated fixed fee guaranteed maximum price contract. The work shall be performed on an “open book” basis with a post-job audit of all costs by a representative from both Lessee and Tarlton Properties, Inc.

(c) Lessor shall cause to be prepared, as quickly as possible, final plans, specifications and working drawings of Lessor’s Tenant Improvement Work (“Final Plans”), as well as an estimate of the total cost for the Tenant Improvement Work (“Final Cost Estimate”), all of which conform to or represent logical evolutions of or developments from the work described in the Preliminary Plans and which costs (except for changes requested by Lessee in the Final Plans from the Preliminary Plans upon which the estimates were based) shall not exceed the estimates. The Final Plans and Final Cost Estimate shall be delivered to Lessee immediately upon completion. Within ten (10) days after receipt thereof, at its election (1) Lessee may approve the Final Plans and Final Cost Estimate, or (2) Lessee may deliver to Lessor the specific written changes to such plans that are necessary, in Lessee's opinion, to conform such plans to the work described in the Preliminary Plans or to reduce costs. If Lessee desires changes, Lessor shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans and the Final Cost Estimate, as a consequence of such change, and the extension of the scheduled substantial completion date for the work as a consequence of such change. As soon as all such matters are approved by Lessor and Lessee, Lessor shall submit the Final Plans to all appropriate governmental agencies and thereafter the Lessor shall use its best efforts to obtain required governmental approvals as soon as practicable. After the Final Plans have been approved by Lessor and Lessee, neither party shall have the right to require extra work or change orders with respect to the construction of Lessor’s Tenant Improvement Work without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the Final Cost Estimate and any change in the scheduled completion dates as a consequence of the change order.

(d) Lessor shall enter into a construction contract to construct Lessor’s Tenant Improvement Work with a construction company, and pursuant to a guaranteed maximum price contract in an amount, reasonably approved by Lessee. Within five (5) business days after Lessee’s receipt of the name of the contractor and amount of the guaranteed maximum price, Lessee may approve the same or deliver to Lessor specific written, reasonable objections thereto. If Lessee provides such objections, the parties shall confer and negotiate in good faith to reach agreement on the same, including soliciting additional bids.

(e) The cost of Lessor’s Tenant Improvement Work shall not include (and Lessee shall have no responsibility for and none of Lessor’s or Lessee’s contributions referred to in Paragraph 12(a) shall be used for) and Lessor shall be solely responsible for the following: (i) costs attributable to improvements installed outside the demising walls of the Premises unless the Final Plans for the work or any change in the work requested by Lessee necessitates such improvements; (ii) costs for improvements which are not shown on or described in the Final Plans unless otherwise approved by Lessee; (iii) costs in connection with the presence of Hazardous Materials existing on or prior to the Commencement Date; (iv) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (v) interest and other costs of financing construction costs; (vi) costs to bring the Premises into compliance with Applicable Requirements unless provided for in the Final Plans approved by Lessee and included in the estimates or required as a result of any change in the work requested by Lessee; (vii) construction management, profit and overhead charges in excess of the amount set forth in Paragraph 12(b); and (viii) costs in excess of the Final Cost Estimate, unless as a result of any change in the work requested by Lessee (and then in the amount set forth in the applicable change order).

(f) Lessor’s Tenant Improvement Work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessee shall have the right to submit a written “punch list” to Lessor, setting forth any defective item of construction, and Lessor shall promptly cause such items to be corrected. Lessee’s acceptance of the Premises or submission of a “punch list” shall not be deemed a waiver of Lessee’s rights to have defects in Lessor’s Tenant Improvement Work or the Premises repaired at no cost to Lessee. Lessee shall give notice to Lessor of any defect in the work within one year after the substantial completion of the work and Lessor shall repair such defect as soon as possible. When Lessor’s Tenant Improvement Work is substantially complete, Lessor shall deliver possession of the entire Premises to Lessee.

(g) Lessor shall endeavor to complete Lessor’s Tenant Improvement Work on the second floor, the MEQA lab, and the machine shop by June 20, 2005. If such work is not completed by June 20, 2005, Lessor shall cause the noisy or disruptive portions of the work to be performed during other than normal business hours (unless authorized by Lessee) after June 20, 2005. Subject to the approval by Lessee of the contractor selected by Lessor and the guaranteed maximum price of the work within the time periods specified in this Paragraph 12, and subject to the work that Lessor shall endeavor to complete by June 20, 2005 pursuant to the preceding sentence, Lessor shall use Lessor’s good faith diligent efforts to achieve substantial completion of Lessor’s Tenant Improvement Work by October 15, 2005 (“Substantial Completion Target Date”); provided that the Substantial Completion Target Date shall be extended by the period of (1) any delay by Lessee in the approval of the plans and specifications, or the general contractor or the cost of the work beyond the time periods specified therefor in this Paragraph 12, (2) any delay caused by changes in the work requested by Lessee in the amount of time set forth in the change order, or (3) unavailability of materials, strikes or labor disputes, casualty, inclement weather, acts of God, or other force majeure events. Delays in completion of Lessor’s Tenant Improvement Work beyond October 15, 2005 caused by items (1) or (2) of this Paragraph 12(g) shall be referred to herein as “Lessee Delays”. Lessor shall not permit any use or occupancy of any other portions of the Building until the Premises have been separately demised.

(h) Subject to completion by Lessor of Lessor’s Tenant Improvement Work, Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California. At the expiration or sooner termination of this Lease, Lessee shall surrender the Premises in a clean and good condition (including Lessor’s Tenant Improvement Work upon completion thereof), except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God or other force majeure events, a taking by eminent domain, maintenance that is Lessor’s responsibility hereunder, Hazardous Materials not released or emitted in violation of laws by Lessee or its agents, employees or contractors, and alterations or other improvements made by Lessee with Lessor’s prior written consent which Lessee is not required to remove as a condition to Lessor’s approval of such alterations or improvements.

(i) Lessor grants to Lessee, at no additional cost to Lessee, the right to use all of the furniture, fixtures, and equipment (“FF&E”) owned by Lessor and located as of the date hereof on the Initial Premises and located on the entire Premises as of October 15, 2005, including the cubicles, workstations, shared CDA equipment, and kitchen appliances. An inventory of the FF&E is attached hereto as Exhibit “H.”

There are currently installed within the initial 6,000 rentable square feet of the Building that Lessee will occupy on the Commencement Date of the term thirty-six (36) cubicles with electrical and data wiring. Prior to October 15, 2005, Lessor shall provide to Lessee the stock in Lessor’s warehouse for the number of additional cubicles that Lessee shall require in Suite B, provided that Lessee shall bear the cost of picking up the stock from Lessor’s warehouse, delivering the stock to the Premises, and assembling the cubicles. Lessor shall, at Lessor’s expense, provide the electrical wiring and associated outlets and one (1) voice and two (2) data drops per cubicle, in the office portion of the 30,000 rentable square feet comprising the Premises, provided that the cost thereof with respect to the number of cubicles in excess of the thirty-six (36) cubicles currently installed shall be a cost of Lessor’s Tenant Improvement Work, and provided further that Lessor cannot guarantee that said cubicle stock will accomplish Lessee’s desired cubicle plan.

Lessor shall deliver the FF&E in good condition and repair. All of the FF&E located on the Premises and provided by Lessor pursuant to this subparagraph (i) shall remain the property of Lessor and shall be returned by Lessee to Lessor upon the expiration or earlier termination of the Lease term in good condition and repair, ordinary wear and tear excepted.

13. Maintenance and Repairs; Alterations; Surrender and Restoration.

(a) Lessor shall, at Lessor’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane which Lessor shall maintain, but the cost of which shall be included in Operating Expenses as permitted under Paragraph 4), and the structural elements of the foundation and exterior walls (except the interior faces thereof) of the Building, and other structural elements of the Building and the Premises as “structural elements” are defined in building codes applicable to the Building, excluding any alterations, structural or otherwise, made by Lessee to the Building which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee. Lessor shall perform and construct, and Lessee shall not be responsible for performing or constructing, any repairs, maintenance, or improvements (1) required as a result of any casualty damage (which shall be subject to Paragraph 19 below) or as a result of any taking pursuant to the exercise of the power of eminent domain, or (2) for which Lessor has a right of reimbursement from third parties based on construction or other warranties, contractor guarantees, or insurance claims.

(b) Lessor shall provide or cause to be provided and shall supervise the performance of, as an Operating Expense of the Premises as permitted under Paragraph 4(b) hereof, all services and work relating to the operation, maintenance, repair, and replacement, as needed, of the Premises, including the HVAC, mechanical, electrical, and plumbing systems in the Building; the interior of the Building; the roof membrane; the outside areas of the Premises; the janitorial service for the Building; landscaping, tree trimming, resurfacing and restriping of the parking lot, repairing and maintaining the walkways; exterior building painting, exterior building lighting, parking lot lighting, and exterior security patrol. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion. Notwithstanding the foregoing, Lessee shall have the option, at its discretion, to provide janitorial services to the Premises, at its expense and under its discretion.

(c) Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times use and occupy the Premises in a manner which keeps the Premises in good and safe order, condition, and repair. Lessor shall execute and maintain in full force and effect throughout the term as an Operating Expense of the Premises pursuant to Paragraph 4(b) a service contract with a recognized air conditioning service company. Lessor may, if Lessor determines that it is necessary to do so, obtain on an annual basis an inspection report of the HVAC system from a separate HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by the HVAC service firm which performs the regular repair and maintenance. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 4(b). Subject to the release of claims and waiver of subrogation contained in Paragraphs 10(c) and 10(d), if Lessor is required to make any repairs to the Premises by reason of Lessee’s negligent acts or omissions, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

Notwithstanding the foregoing, Lessor shall perform, or cause to be performed by an HVAC service firm selected by Lessor, as an Operating Expense of the Building as permitted under Paragraph 4, all HVAC maintenance and repair work during the last twelve (12) months of the Lease term.

(d) Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises the cost of which shall not exceed Twenty Thousand Dollars ($20,000) in any twelve (12) months period during the term of this Lease, provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to the Premises without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor’s prior written consent thereto. If any nonstructural alterations to the interior of the Premises exceed Twenty Thousand Dollars ($20,000) in cost during any twelve (12) months period during the term of this Lease, Lessee shall employ, at Lessee’s expense, Tarlton Properties, Inc. as construction manager for such alterations at a fee equal to five percent (5%) of hard construction costs. Lessor may condition its consent to Lessee agreeing in writing to remove any such alterations prior to the expiration of the lease term and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee’s expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises prior to the expiration or sooner termination of this Lease.

All alterations, trade fixtures and personal property installed in the Premises solely at Lessee’s expense (“Lessee’s Property) shall during the term of this Lease remain Lessee’s property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee’s expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor; provided, however, that Lessee’s furniture and other personal property not provided by Lessor and not permanently affixed to the Premises which can be removed without damaging the Premises may be removed by Lessee.

(e) Lessee, at Lessee’s sole cost and expense, shall promptly and properly observe and comply with all present and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters with respect to Lessee’s use, occupancy and permitted modification of the Premises. Any structural changes or repairs, or other changes or repairs to the Building or the Premises of any nature, which would be considered a capital expenditure under generally accepted accounting principles shall be made by Lessor at Lessee’s expense if such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee. If such changes or repairs are not required by reason of the specific nature of Lessee’s use of the Premises and are capital expenditures, the cost of such changes or repairs shall be treated as an Operating Expense and amortized in accordance with the provisions of Paragraph 4(b).

(f) Lessee shall surrender the Premises by the last day of the lease term or any earlier termination date, in accordance with Paragraph 12(h) and this Paragraph 13(f), with all of the improvements to the Premises, parts, and surfaces thereof, and with all furniture, fixtures, and equipment provided by Lessor pursuant to Paragraph 12(i), clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted and otherwise in the condition described in Paragraph 12(h). “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition upon completion of Lessor’s Tenant Improvement Work (1) if Lessor’s consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 13(d), or (2) if Lessee made any such alterations, additions, or improvements without obtaining Lessor’s prior written consent in breach of Paragraph 13(d) and within a reasonable time after the expiration or sooner termination of the Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration. Prior to the expiration of the term of the this Lease or any earlier termination date, Lessee shall, at Lessee’s expense, obtain a closure report from the San Mateo County Health Department with respect to any Hazardous Materials used, stored, or released by Lessee on or about the Premises. Any removal and remediation of Hazardous Materials by Lessee shall be certified by the San Mateo County Health Department and a copy of such certification shall be delivered to Lessor.

(g) Lessor shall give written notice to Lessee of the execution and delivery by Lessor of a lease with a tenant for Suite C of the Building, within three (3) business days after the execution and delivery of the lease. The purpose of the notice is to enable Lessee to determine the nature of the use of the Suite C premises by the tenant of Suite C and to enable Lessee, prior to the move in by the tenant of Suite C, to construct any modifications to the demising wall separating Suite B from Suite C deemed necessary by Lessee. Any such alterations constructed by Lessee shall be subject to the provisions of Paragraph 13(d) above, to the extent applicable.

14. Utilities and Services.

(a) Lessor shall contract for and pay for, and Lessee shall reimburse Lessor therefor pursuant to Paragraph 4(e) as an Operating Expense, all electricity, gas, water, heat and air conditioning service, janitorial service, refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees in or about the Premises or the Property, excluding telephone service to the Building for which Lessee shall contract and pay directly. Furthermore, Lessee shall have the option to contract directly for janitorial services to the Premises pursuant to Paragraph 13(b).

(b) Lessor shall promptly provide and uniformly enforce reasonable written standard operating procedures governing the operation, maintenance, repair and modification of all shared systems in the Building (including, without limitation, the HVAC, plumbing, clean dry air and electrical) so as to minimize any interference with the use of such systems by the shared users.

(c) Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Building or the Premises which is not caused by the negligence or willful acts of Lessor, or Lessor’s employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure. Unless such failure is caused by the negligence or willful acts or omissions of Lessor or Lessor’s employees, agents, or contractors, or by Lessor’s breach in the performance of Lessor’s express obligations hereunder, Lessor shall make all repairs to the Property required to restore such services and, unless such interruption or failure of any utility services is caused by the negligence or willful acts or omissions of Lessor or Lessor’s employees, agents, or contractors, or by Lessor’s breach in the performance of Lessor’s express obligations hereunder, the cost thereof shall be payable by Lessee pursuant to Paragraph 4(e) as a current Operating Expense, or as a capital improvement which is amortized over its useful life (together with interest thereon) as an Operating Expense in accordance with generally accepted accounting principles as described in Paragraph 4(b). If the Premises should become not reasonably suitable for Lessee's use as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material which does not result from Lessee's release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Lessee's use of the Premises persists for thirty (30) days, then Lessee shall be entitled to an equitable abatement of rent to the extent of the interference with Lessee's use of the Premises occasioned thereby. If the interference persists and the Premises are not reasonably suitable for Lessee’s use for more than ninety (90) consecutive days, Lessee shall have the right to terminate this Lease, excluding damage or destruction of the Building or the Premises which shall be governed by Paragraph 19.

15. Liens. Lessee agrees to keep the Premises and the Property free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) calendar days prior written notice before commencing any work of improvement on the Premises, the contract price for which exceeds Twenty-five Thousand Dollars ($25,000). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor, the Premises and the Property against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor, the Premises, or the Property. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises and the Property free from the effect of such lien or claim.

16. Assignment and Subletting.

(a) Except as otherwise provided in this Paragraph 16, Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld or delayed, subject to the following provisions.

(b) Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Lessee’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and Lessee shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 16, the term “consideration” shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within ten (10) days after the receipt of such documentation and other information, Lessor (1) shall notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; (2) shall notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) except with respect to “permitted transferees,” if at the time Lessee requests that Lessor consent to an assignment or sublease Lessee has vacated the Premises and is not conducting on-going operations in the Building, may notify Lessee that Lessor elects to terminate this Lease, provided that with respect to a proposed sublease of a portion of the Premises Lessor’s termination right shall apply only to the proposed sublease space, and specifying the effective date of termination which shall be the same as the commencement date of the proposed sublease. If Lessor elects to terminate this Lease pursuant to the foregoing provision, upon the effective date of termination, Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter with respect to the Premises or the portion thereof to which the termination applies, except for any obligations then outstanding and except for any indemnity obligations which survive the expiration or termination of this Lease by the express terms hereof, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee.

In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether reasonable conditions, including, but not limited to, the following, have been satisfied:

(1) In Lessor’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 7 hereof entitled “Use” and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Menlo Park;

(2) The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner; and

(3) The proposed assignment or sublease is approved by Lessor’s mortgage lender if such lender has the right to approve or disapprove proposed assignments or subleases. Lessor shall use its good faith efforts to obtain such approval from its lender within ten (10) days after receipt by Lessor of Lessee’s written request for consent and the documentation and information referred to in the first sentence of Paragraph 16(b) above.

(c) As a condition to Lessor’s granting its consent to any assignment or sublease, except with respect to permitted transferees, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only (A) a pro rata portion of the unamortized cost of Lessor’s Tenant Improvement Work paid for by Lessee which remains on the Premises at the effective date of the assignment or on the commencement date of the sublease which are then in a serviceable condition and useable by the assignee or sublessee and not demolished or removed by the assignee or sublessee; (B) a standard leasing commission payable by Lessee in consummating such assignment or sublease; (C) reasonable attorneys’ fees incurred by Lessee and Lessor in negotiating and reviewing the assignment or sublease documentation; and (D) the cost of reasonable alterations that are specific to the sublease and are required to be made to the sublease premises to effectuate the sublease, provided that the provisions of Paragraph 13(d) shall apply with respect to such alterations; and (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor’s reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied; and (3) Lessee shall commence paying Monthly Base Rent at the applicable per square foot rental rate set forth in the schedule in Paragraph 3(a) above as of the commencement date of the sublease on the number of square feet of the Premises, if any, subject to the sublease on which Lessee has not yet commenced paying Monthly Base Rent.

(d) Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.

(e) In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent.

(f) Notwithstanding the foregoing, Lessee may, without Lessor’s prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet a portion or the entire Premises or assign this Lease to a subsidiary, affiliate, division or corporation controlled or under common control with Lessee (“affiliate”), or to a successor corporation related to Lessee by merger, consolidation or reorganization, or to a purchaser of substantially all of Lessee’s business operations conducted on the Premises (all of the foregoing to be collectively referred to herein as “permitted transferees”), provided that any such assignee or sublessee (other than an affiliate) shall have a current verifiable net worth at least equal to that of Lessee immediately prior to the effective date of the sublease or assignment, or if less, financial resources in an amount sufficient, in Lessor’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable. Lessee’s foregoing rights in this subparagraph (f) to assign this Lease or to sublease a portion of the entire Premises shall be subject to the following conditions: (1) Lessee shall not be in default hereunder past any applicable cure period; (2) in the case of an assignment or subletting to an affiliate, Lessee shall remain liable to Lessor hereunder; and (3) the transferee or successor entity shall expressly assume in writing all of Lessee’s obligations hereunder.

(g) Neither the sale nor transfer of Lessee’s capital stock shall be deemed an assignment, subletting, or other transfer of this Lease or the Premises, provided, that in the event of the sale, transfer or issuance of Lessee’s securities to an affiliate or in connection with a transaction described in Paragraph 16(f), the conditions set forth in Paragraph 16(f) shall apply.

(h) Subject to the provisions of this Paragraph 16 any assignment or sublease without Lessor’s prior written consent shall at Lessor’s election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16, including the requirement of Lessor’s prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Lessee to occupy the Premises, without Lessor’s prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Paragraph 16, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee contained herein.

(i) Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor’s prior written consent which consent Lessor may grant or withhold in Lessor’s absolute discretion without any liability to Lessee. Lessee’s granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 16.

(j) In the event of any sale or exchange of the Premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has delivered any Security Deposit held by Lessor to Lessor’s successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

(k) Lessee hereby acknowledges that the foregoing terms and conditions are reasonable and, therefore, that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

17. Non-Waiver.

(a) No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Lessor of any provision of this Lease must be in writing.

(b) No receipt of Lessor of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Lessor’s receipt of monies from Lessee after giving notice to Lessee terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Lessor before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Lessor may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.

18. Holding Over. Lessee shall vacate the Premises and deliver the same to Lessor upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay to Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (1) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (2) the then market rent for comparable research and development/office space. If such holdover is without Lessor’s written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

19. Damage or Destruction.

(a) In the event of a total destruction of the Building and Improvements during the lease term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building and Improvements are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If this Lease is not terminated, Lessor shall repair and restore the Building and Improvements in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(f) below.

(b) Subject to Paragraph 19(d), in the event of a partial destruction of the Building and Improvements, which materially affects the Premises, to an extent less than seventy-five percent (75%) of the replacement cost thereof and if the damage thereto can be repaired, reconstructed, or restored within a period of two hundred seventy (270) days from the date of such casualty, and if the casualty is from a cause which is insured under Lessor’s “all risk” property insurance, or is insured under any other coverage then carried by Lessor, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(f) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the Building and Improvements, or terminating this

Lease by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 19(c). Notwithstanding anything to the contrary contained in this Paragraph 19, except as set forth in Paragraph 19(d), Lessor shall not have the right to terminate this Lease if the cost to repair the damage to the Premises is less than five percent (5%) of the replacement cost of the Premises, regardless of whether or not the casualty is insured. Notwithstanding anything to the contrary contained in this Paragraph 19, if the cost to repair the damage to the Premises exceeds five percent (5%) of the replacement cost of the Premises, and Lessor elects to terminate this Lease, Lessee may nullify the effect of such termination by giving Lessor written notice within ten (10) days after receipt by Lessee of Lessor’s notice of termination that Lessee elects to repair the damage to the Premises at Lessee’s sole cost (to the extent the costs exceed the insurance proceeds received by Lessor), in which event this Lease shall remain in effect, provided that Rent abatement shall not extend beyond the date that the restoration is completed, or two hundred seventy (270) days after the casualty, whichever occurs first.

(c) In the event of a partial destruction of the Premises to an extent equal to or exceeding twenty-five percent (25%), but less than seventy-five percent (75%) of the replacement cost thereof, or if the damage thereto cannot be repaired, reconstructed, or restored within a period of one hundred eighty (180) days from the date of such casualty, Lessee may terminate this Lease by giving written notice of termination to Lessor within thirty (30) days after the casualty. The foregoing shall not affect Lessor’s termination rights under subparagraph (b) above.

Furthermore, if such casualty is from a cause which is not insured under Lessor’s “all risk” property insurance, or is not insured under any other insurance carried by Lessor, Lessor may elect to repair and restore the Premises (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 19(c)), or Lessor may terminate this Lease by giving written notice of termination to Lessee, subject to the limitations of Paragraph 19(b). Lessor’s election to repair and restore the Premises or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within thirty (30) days after the casualty. Notwithstanding the foregoing, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within one hundred twenty (120) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or (2) if Lessor elects to repair and restore the Premises under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within one hundred eighty (180) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of one hundred eighty (180) days after the casualty.

(d) Notwithstanding anything to the contrary contained in this Paragraph 19, if at any time during the last six (6) months of the term of this Lease there is damage to the Premises for which the cost to repair exceeds four (4) months’ Monthly Base Rent , whether or not an insured loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within fifteen (15) days after the date of such damage.

(e) If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(f) below.

(f) Subject to the limitation in Paragraph 19(b) above which applies if Lessee elects to restore the Premises at Lessee’s expense, in the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee’s use of the Premises is impaired during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is substantially completed.

(g) With respect to any destruction of the Building and Improvements which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 19, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor’s obligation to repair and restore the Building and Improvements shall include Lessor’s Tenant Improvement Work referred to in Paragraph 12. Lessor shall also repair and restore any other leasehold improvements constructed thereafter by Lessor, or by Lessee with Lessor’s prior written consent. Lessor’s time for completion of the repairs and restoration of the Building and Improvements referred to above shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, or acts of God, but not by more than forty-five (45) days.

(h) In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 19, the Monthly Base Rent and Additional Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and Improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 19.

20. Eminent Domain.

(a) If the whole or any substantial part of the Building or the Premises shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for (1) leasehold improvements installed at Lessee’s expense or other property owned by Lessee, and (2) reasonable costs of moving by Lessee to another location in San Mateo County or surrounding areas within the San Francisco Bay Area. The entire balance of the award shall be the property of Lessor.

(b) If there is a partial taking of the Premises by eminent domain which is not a substantial part of the Building and the balance of the Premises remains reasonably suitable for continued use and occupancy by Lessee in Lessee’s reasonable judgment for the purposes referred to in Paragraph 7, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, based on the extent to which Lessee’s use of the Premises is impaired thereafter. If after a partial taking, the Premises and parking are not reasonably suitable for Lessee’s continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 20(a), the entire award for such taking shall be the property of Lessor.

21. Remedies. If Lessee fails to make any payment of rent or any other sum when due under this Lease for ten (10) days after receipt by Lessee of written notice from Lessor; or if Lessee breaches any other term of this Lease for thirty (30) days after receipt by Lessee of written notice from Lessor (unless such default is curable, but incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (1) by a bankruptcy trustee for Lessee, (2) by Lessee as debtor in possession, or (3) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default as defined in this Paragraph 21.

(a) Lessor may repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

(1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the discount rate established by the Federal Reserve Bank of San Francisco for member banks, plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided discounted at the discount rate established by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); and

(4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s breach or by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b) If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 21, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:

(1) Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or

(2) The appointment of a receiver by Lessor to protect Lessor’s interests under this Lease.

(c) Lessor’s failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Lessee setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Lessor’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default. If Lessor commits a default, Lessee’s remedy shall be to institute an action against Lessor for damages or for equitable or injunctive relief, but Lessee shall not have the right to rent abatement, to offset against rent, or to terminate this Lease in the event of any default by Lessor.

(d) Lessor shall have no security interest or lien on any item of Lessee’s furniture, equipment and other personal property which is not affixed to the Building

(“Lessee’s Personal Property”). Within ten (10) days following Lessee’s request, Lessor shall execute a document reasonably acceptable to Lessee to evidence Lessor’s waiver of any right, title, lien or interest in Lessee’s Personal Property and giving any lender holding a security interest or lien on Lessee’s Personal Property reasonable rights of access to the Premises to remove such Lessee’s Personal Property, provided that the document submitted to Lessor for execution by Lessor shall contain a detailed inventory describing Lessee’s Personal Property, and such lender shall expressly agree in such document for the benefit of Lessor to repair at such lender’s expense any damage caused by such removal.

22. Lessee’s Personal Property. If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 21 above following an event of default by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

23. Notices.

(a) All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered, or shall be sent by a recognized overnight delivery service, or shall be sent by United States mail, first class, or registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:

Lessor:	Menlo Business Park, LLC
c/o Tarlton Properties, Inc.
955 Alma Street
Palo Alto, California 94301
Attention: John C. Tarlton
President
Facsimile: (650) 330-3636

Lessee:	Before the Commencement Date:
Acclarent, Inc.
2570 El Camino Real, Suite 310
Mountain View, California 94040
Attention: Chief Executive Officer

After the Commencement Date Lessee’s address for notice shall be the Premises, Attn: Chief Executive Officer; or to such other address as either party may have furnished to the other as a place for the service of notice. Either party may change its address for notice by giving written notice to the other party of the new address for notice in accordance with subparagraph (b) below.

(b) When personally delivered to the recipient, notice shall be effective on delivery; when mailed first class to the last address known to the party giving notice, notice shall be effective on delivery; when mailed by certified mail with return receipt requested, notice shall be effective on receipt if delivery is confirmed by a return receipt; when delivered by recognized overnight delivery service with charges prepaid or charged to sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

24. Estoppel Certificate. Lessee and Lessor shall within fifteen (15) days following request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an estoppel certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any Security Deposit held by Lessor; (4) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults; and (5) any other provisions reasonably requested by either party.

25. Signage. Lessor shall provide to Lessee space for Lessee’s sign on the monument sign for the Building in the proportion that the number of rentable square feet in the Premises bears to the total rentable square feet of the Building. Lessee may also place Lessee’s vinyl lettering signage on the glass near the front door entrance to the Building. All of Lessee’s signage shall comply with the Menlo Park sign ordinances and regulations and shall be subject to Lessor’s approval as to the location, size and design thereof. The cost of the installation of Lessee’s sign on the monument sign and on the glass at the front door entrance shall be paid by Lessee. Any additional signage shall be subject to Lessor’s prior approval and, if approved, shall be installed at Lessee’s expense.

26. Real Estate Brokers. Lessor shall pay a leasing commission to Steve Lico and David Tipton, dba Steve Lico Group, Lessee’s broker, and to Tarlton Properties, Inc., Lessor’s broker, pursuant to separate agreements between Lessor and said brokers. Each party represents and warrants to the other party that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than Steve Lico and David Tipton who have acted as the exclusive leasing agent for Lessee, and Tarlton Properties, Inc. who has acted as the exclusive leasing agent for Lessor, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt, other than the above named brokers.

27. Parking. Lessee shall have the right to use at no additional cost to Lessee ninety-five (95) unreserved on-site vehicular parking spaces on the Land in the parking area for the Building located near the entrances to the Premises, subject to such rules and regulations for such parking facilities which may be established or altered by Lessor at any time from time to time during the Lease term, provided that such rules and regulations shall not unreasonably interfere with Lessee’s parking rights. Lessee may mark a reasonable number of the ninety-five (95) parking spaces as visitor spaces, subject to approval by Lessor and the City of Menlo Park. Vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas reserved for deliveries, or loading or unloading.

28. Subordination; Attornment.

(a) This Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages and deeds of trust which may now or hereafter affect Lessor’s estate in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall use reasonable efforts to cause the beneficiary of any deed of trust executed by Lessor as trustor after the date hereof to execute and deliver to Lessor and Lessee within two (2) months after the execution and delivery of this Lease by Lessor and Lessee a recognition and non-disturbance agreement in a form reasonably satisfactory to Lessor, Lessee and such beneficiary which provides that so long as Lessee is not in default hereunder beyond any applicable cure period that upon acquiring title to the real property of which the Premises form a part by foreclosure or otherwise (1) this Lease shall not be terminated, and (2) such holder shall recognize all of Lessee’s rights hereunder which accrue thereafter. Lessor shall obtain a recognition and nondisturbance agreement from Lessor’s current lender prior to October 15, 2005 in substantially the form submitted by Lessor to Lessee prior to execution of this Lease; provided, however, Lessor’s failure to do so shall not permit Lessee to terminate this Lease. The subordination of this Lease to a future deed of trust is conditioned upon the execution by the lender of a subordination, recognition, and non-disturbance agreement in commercially reasonable form.

(b) In confirmation of such subordination, Lessee shall promptly execute, acknowledge, and deliver to Lessor upon request any subordination, non-disturbance, and attornment agreement or other instrument with respect to any existing deed of trust, or any deed of trust executed by Lessor hereafter, which is in commercially reasonable form and Lessor deems proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises are a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons.

29. No Termination Right. Lessee shall not have the right to terminate this Lease as a result of any default by Lessor and Lessee’s remedies in the event of a default by Lessor shall be limited to the remedy set forth in Paragraph 21(c). Lessee expressly waives the defense of constructive eviction.

30. Lessor’s Entry. Except in the case of an emergency and except for permitted entry during Lessee’s normal working hours as permitted by Lessee or for regularly scheduled maintenance, both of which may occur without prior notice to Lessee, Lessor and Lessor’s agents shall provide Lessee with at least twenty-four (24) hours notice prior to entry of the Premises. Lessor may enter the Premises for any reasonable purpose related to Lessor’s ownership of the Property. Such entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary and shall comply with Lessee’s reasonable security measures. Lessor and Lessor’s agents shall at all times be accompanied by Lessee during any such entry except in case of emergency and except for janitorial work. Lessor may enter the Premises without prior notice to Lessee if the Premises are vacant.

31. Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

32. Compliance with Applicable Requirements.

(a) Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises (including but not limited to matters pertaining to (1) industrial hygiene, (2) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, subject to the provisions of Paragraph 8 hereof, and (3) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Materials (which are addressed in Paragraph 8 hereof)), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements. Notwithstanding the foregoing, Lessee shall not be required to cause the Premises to comply with any Applicable Requirements requiring alterations or improvements to the Building unless such compliance is necessitated solely due to Lessee’s particular use of the Premises; provided, that if Lessor makes capital improvements to the Premises to comply with such Applicable Requirements, the cost thereof shall be amortized as an Operating Expense pursuant to Paragraph 4(b).

(b) Subject to Paragraph 30, Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 32(a)), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

(c) During the term of this Lease, Lessee shall comply, at Lessee’s expense, with all of the covenants, conditions, and restrictions affecting the Premises which are recorded in the Official Records of San Mateo County, California, and which are in effect as of the date of this Lease.

33. Quiet Enjoyment. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions, and provisions on Lessee’s part to be observed and performed under this Lease within applicable notice and cure periods, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

34. General Provisions.

(a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

(b) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in this Lease.

(c) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

(d) This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

(e) The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

(f) Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

(g) Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to the amount of Lessor’s interest in the Premises and the rents, issues, insurance, condemnation, and sales proceeds actually received by Lessor, and profits therefrom, and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

(h) Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(i) This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

(j) Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Lessor or Lessee, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

(k) No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

(l) Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Each party shall use its reasonable good faith efforts to prevent the dissemination orally or in written form, of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, lenders, investors, potential investors, potential business or merger partners, potential subtenants and assignees, or other authorized business representatives or agents of the parties, or except to the extent required to comply with applicable laws, including any filings by Lessee pursuant to state or federal securities laws. Neither Lessor nor Lessee shall make any public announcement of the consummation of this Lease transaction without the prior approval of the other party. A violation of this subparagraph (l) shall not permit either party to terminate this Lease.

(m) The rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

(n) Except as provided in Paragraph 18, Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

(o) Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

(p) This Lease shall not be recorded.

(q) Whenever this Lease requires an approval, consent, determination, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

(r) Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor”

MENLO BUSINESS PARK, LLC a California limited liability company

By:	/s/ J. O. Oltmans
J. O. Oltmans, II, Manager

By:	/s/ James R. Swartz
James R. Swartz, Manager

“Lessee”

ACCLARENT, INC., a Delaware corporation

By:	/s/ William M. Facteau
Its President & CEO

By:	/s/ Su-Mein Chong
Its VP Clinical/Reg/Quality

COMMENCEMENT MEMORANDUM

Date: July 1, 2005

Re:	Lease dated June 8, 2005, between MENLO BUSINESS PARK, LLC, a California limited liability company, Lessor, and ACCLARENT, INC., a Delaware corporation, Lessee, concerning the Premises consisting of Suite B, in Building 13, commonly known as at 1525 O’Brien Drive, Menlo Park, California.

In accordance with the subject Lease, Lessor and Lessee confirm and agree as follows:

1.	That the Premises have been accepted herewith by the Lessee.

2.

That the Lessee has possession of the subject Premises and acknowledges that under the provisions of the Lease, the term of the Lease commenced on July 1, 2005 (the “Commencement Date”), and shall expire on the last day of the sixty-fourth (64th) month after the Commencement Date.

3.

That in accordance with the provisions of the Lease, Monthly Base Rent shall commence to accrue on September 1, 2005, which is the first day of the third (3rd) month of the term, and Additional Rent commenced to accrue on July 1, 2005, which is the Commencement Date.

4.	Rent is due and payable in monthly installments in advance on the same day of the month as the Commencement Date, during the term of the Lease as provided in Paragraph 3(a) of the Lease. Rent checks should be made payable to Menlo Business Park, LLC , c/o Tarlton Properties, Inc., 955 Alma Street, Palo alto, California 94301.

AGREED AND ACCEPTED

LESSEE:		LESSOR:

ACCLARENT, INC.,		MENLO BUSINESS PARK, LLC,
A Delaware corporation		a California limited liability company

By:	/s/ William M. Facteau	By:	/s/ J.O. Oltmans
	William M. Facteau		J.O. Oltmans, II, Manager
President & CEO

By:	/s/ Su-Mein Chong	By:	/s/ James R. Swartz
	Su-Mein Chong		James R. Swartz, Manager
VP Clinical/Reg/Quality

FIRST AMENDMENT TO LEASE

This First Amendment to Lease made this 20th day of July 2005, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”) and ACCLARENT, INC., a Delaware corporation (“Lessee”), being the parties to that certain Lease dated June 8, 2005 for the Premises located at 1525 O’Brien Drive, Suite B, Building 13, Menlo Business Park, Menlo Park California, consisting of approximately 30,000 rentable square feet.

The parties agree as follows:

1.	Effective July 1, 2005, Paragraph 4 (a) Additional Rent; Operating Expenses and Taxes of the Lease shall be modified to increase Lessee’s Share of operating expenses with respect to the entire Premises to the following:

4. Additional Rent; Operating Expenses and Taxes.

(a) In addition to the Monthly Base Rent payable by Lessee to Lessor pursuant to Paragraph 3, commencing with the Commencement Date Lessee shall pay to Lessor, as “Additional Rent,” (1) Lessee’s Share of the operating expenses of the Property based upon (i) the number of rentable square feet on which the Monthly Base Rent is currently being calculated in accordance with the table in Paragraph 3(a) (which is fixed at 6,000 rentable square feet from the Commencement Date through October 14, 2005, 20,000 rentable square feet from October 15, 2005 through October 31, 2006, and 30,000 rentable square feet for the balance of the term), or (ii) after October 14, 2005, the number of rentable square feet of the Premises that Lessee is currently utilizing, whichever of (i) or (ii) is greater, and (2) Lessee’s Share (as hereafter defined) of the operating expenses of Menlo Business Park of which the Property is a part, in accordance with Paragraph 4(b) hereof based upon (i) the number of rentable square feet on which the Monthly Base Rent is currently being calculated in accordance with the table in Paragraph 3(a), or (ii) the number of rentable square feet of the Premises that Lessee is currently utilizing, whichever of (i) or (ii) is greater, and (3) Lessee’s Share of the real property taxes and assessments levied or assessed against the Property in accordance with Paragraph 4(c) hereof in the same manner that Lessee’s Share of operating expenses is calculated, as provided above. Lessee’s Share of the operating expenses of Menlo Business Park with respect to the entire Premises (30,000 rentable square feet) is 3.14% calculated by multiplying Lessee’s Share of the Property (40.38%) by the percentage of Land in the Property to the total of land area in Menlo Business Park (7.78%) (40.38% x 7.78% = 3.14%) as said land areas are shown on the ALTA survey of Menlo Business Park. The operating expenses of Menlo Business Park currently include maintenance of the common areas of Menlo Business Park, parking lot lighting (cost of electricity and maintenance of the fixtures), maintenance of the network conduit, all landscape maintenance and irrigation of Menlo Business Park, Lessor’s insurance coverages of Menlo Business Park, and security patrol. The operating expenses of Menlo Business Park may include other reasonable items from time to time during the term of this Lease. Monthly Base Rent and Additional Rent are referred to herein collectively as “rent.”

1

FIRST AMENDMENT TO LEASE

Lessee shall pay Additional Rent in accordance with the foregoing provisions of this Paragraph 4(a) for the entire sixty-four (64) months of the term, commencing with the Commencement Date and including the months when the Monthly Base Rent-NNN is $0.00, as shown on the table in Paragraph 3(a).

2. That all other terms and conditions of said Lease shall remain in full force and effect.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J.O. Oltmans	By:	/s/ William M. Facteau
	J.O. Oltmans, II, Manager		William M. Facteau
President & CEO

By:	/s/ James R. Swartz	By:	/s/ Su-Mein Chong
	James R. Swartz		Su-Mein Chong
VP Clinical/Reg/Quality

Date: 28 July 2005

2

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease made this 30TH day of November 2005, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”) and ACCLARENT, INC. a Delaware corporation (“Lessee”), being the parties to that certain Lease dated July 8, 2005 and the First Amendment to Lease dated July 20, 2005 (“the Lease”), for the Premises located at 1525 O’Brien Drive, Suite B, Building 13, Menlo Business Park, Menlo Park California, consisting of approximately 30,000 rentable square feet.

The parties agree as follows

1.	Effective November 1, 2006, per the Lease, Paragraphs 1(a), 3(a), 4(a), 12(a) and 27 of the Lease shall be modified to decrease Lessee’s total lease space from approximately 30,000 rentable square feet to approximately 29,875 rentable square feet, based on the post construction measurement of the Premises by DES Architects & Engineers.

1. (a) Lease.

The Premises located at 1525 O’Brien Drive, Suite B, Building 13, Menlo Business Park, Menlo Park, CA 94025, shall be approximately 29,875 rentable square feet. Lessee’s share of the property is reduced from 40.38% (30,000/74,300) to 40.21% (29,875/74,300), based upon Lessee occupying 29,875 rentable square feet of the building. The revised Premises are outlined on Exhibit ‘A’ attached hereto and made a part hereof.

3 (a). Monthly Base Rent.

Effective November 1, 2006, the Monthly Base Rent is changed to the following schedule based on 29,875 rentable square feet:

Period	RSF	Rent/SF/ Mo. /NNN	Amount/ Month
11/01/06 – 06/30/07	29,875	$1.30	$38,837.50
07/01/07 – 07/31/07	29,875	$0.00	$0.00
08/01/07 – 06/30/08	29,875	$1.35	$40,331.25
07/01/08 – 07/31/08	29,875	$0.00	$0.00
08/01/08 – 06/30/09	29,875	$1.40	$41,825.00
07/01/09 – 07/31/09	29,875	$0.00	$0.00
08/01/09 – 06/30/10	29,875	$1.45	$43,318.75
07/01/10 – 10/31/10	29,875	$1.50	$44,812.50

1

SECOND AMENDMENT TO LEASE

Rent shall be payable in monthly installments in advance on the first day of each month. Unless otherwise instructed by Lessor, Lessee shall pay rent to: Menlo Business Park, LLC, “Lessor”, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California, 94301.

4. (a). Additional Rent; Operating Expenses and Taxes.

In addition to the Monthly Base Rent payable by Lessee to Lessor pursuant to Paragraph 3, known as “Additional Rent”, based upon the rentable square feet of the Premises, Lessee’s Share of operating expenses of Menlo Business Park is changed with respect to the entire Premises (the re-measured 29,875 rentable square feet) to 3.13% calculated by multiplying Lessee’s Share of the Property (40.21%) by the percentage of Land in the Property to the total of land area in Menlo Business Park (7.78%), (40.21% x 7.78% = 3.13%) as said land areas are shown on the ALTA survey of Menlo Business Park.

12. Tenant Improvement Work; Furniture, Fixtures and Equipment.

In accordance with the re-measurement of the rentable square footage decreasing the Premises from 30,000 rentable square feet to 29,875 rentable square feet, Lessor’s Tenant Improvement Allowance is being from Three Hundred Sixty Thousand Dollars ($360,000.00) ($12/RSF) to Three Hundred Fifty-Eight Thousand Five Hundred Dollars ($358,500.00) ($12/RSF).

27. Parking.

Lessee’s parking spaces is being reduced from ninety-five (95) to ninety-four (94) unreserved on-site vehicular parking space on the land in the parking area for the Building located near the entrances to the Premises.

2. All other references within said Lease reflecting the 30,000 rentable square feet are being changed to reflect the re-measured 29,875 rentable square feet.

3. That all other terms and conditions of said Lease shall remain in full force and effect.

2

SECOND AMENDMENT TO LEASE

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J. O. Oltmans	By:	/s/ William M. Facteau
	J. O. Oltmans, II, Manager		William M. Facteau
President & CEO

By:	/s/ James R. Swartz	By:	/s/ Su-Mein Chong
	James R. Swartz, Manager		Su-Mein Chong
V.P. - Clinical/Reg/Quality

Date: 1-4-06		Date: 07-Dec 2005

3

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease made as of June 21, 2006, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”), and ACCLARENT, INC, a Delaware corporation (“Lessee”), being the parties to that certain Lease dated June 8, 2005, the First Amendment to Lease dated July 20, 2005 and the Second Amendment to Lease dated November 30, 2005 (the “Lease”), for the premises described in the Lease, commonly known as Suite B, Building 13, 1525 O’Brien Drive, Menlo Business Park, Menlo Park California 94025, consisting of approximately 29,875 rentable square feet.

RECITALS:

A. Lessee currently occupies Suite B pursuant to the Lease.

B. Subject to the terms and conditions set forth in this Third Amendment, Lessor and Lessee wish to amend the Lease (1) to expand the Premises to include a portion of the Building referred to as the Second Floor of Suite C (“Suite C”), as shown on the floor plan of the Building attached hereto as Exhibit “A,” as hereafter provided in this Third Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Lease Definitions. Terms defined in the Lease which are used in this Third Amendment shall have the same meaning as in the Lease.

2. Lease of Expansion Space. Lessor hereby leases to Lessee, and Lessee leases from Lessor, commencing on the later of July 1, 2006 or upon substantial completion of the tenant improvements to Suite B and Suite C (the “Commencement Date for Expansion Space”; and for the duration of the initial term of the Lease, at the rental rate and upon the terms and conditions set forth herein, a total of approximately 6,107 rentable square feet (the “Expansion Space”). All “Punch List” items (as defined in section 8(d)), shall be completed within 30 days of substantial completion of the Tenant Improvement Work Project; otherwise, the amounts and date schedules shown for Lessee’s share of Operating Expenses in section 4(a) and Monthly Base Rent shown in section 5 below shall be prorated and reduced to reflect, a “Commencement Date of Expansion Space”, corresponding to the actual date the Punch List was completed. A delay in completion of the Punch List beyond the 30 days, the Commencement Date for the Expansion Space will also be delayed accordingly. Lessor shall deliver the Expansion Space to Lessee in the condition set forth in Section 2(c)(2) of the Lease.

3. Premises.

(a) Following the Commencement Date for Expansion Space, the premises will now consist of approximately 35,982 rentable square feet at Building 13, 1525 O’Brien Drive, Suite B (address specifically includes Suite B and Suite C) Menlo Business Park, Menlo Park, California 94025. Specifically, Suite B consists of approximately 29,875 rentable square feet and Suite C consists of approximately 6,107 rentable square feet and the furniture already located in the Expansion Space will be included in the FF&E under the Lease .

(b) Lessor shall have the right to recapture a portion of the 2nd floor in association with the installation of a duct shaft for the new café which is to be situated in Suite C. Lessor shall use best efforts to minimize impact to Lessee during the installation, including working off hours. Prior to the installation, the square footage of Lessee’s Premises shall be adjusted appropriately.

4. Adjustment of Lessee’s Share.

(a) From and after the “Commencement Date of Expansion Space”, (1) “Lessee’s Share” of the Operating Expenses of the Property for Suite C is 8.22% (6,107/74,300), and (2) “Lessee’s Share” of the Operating Expenses and Taxes of Menlo Business Park for Suite C is 0.64%.

The pro-rata share for Suite B remains the same as stated in the Lease.

5. Monthly Base Rent. The Lease is amended to provide that commencing on “ Commencement Date of Expansion Space”, and continuing through the balance of the initial term of the Lease, Lessee shall pay to Lessor Monthly Base Rent for Suite C as follows:

Period	Sq. Ft.	Rent/SF/Mo./NNN	Amount/Month
Commencement Date for Expansion Space – 06/30/07	6,107	$1.30	$7,939.10
07/01/07 – 06/30/08	6,107	$1.35	$8,244.45
07/01/08 – 06/30/09	6,107	$1.40	$8,549.80
07/01/09 – 06/30/10	6,107	$1.45	$8,855.15
07/01/10 – 10/31/10	6,107	$1.50	$9,160.50

Rent for Suite B remains the same as stated in the Lease.

Rent shall be payable in monthly installments in advance on the first day of each month without deduction or offset and without prior demand or notice. Unless otherwise instructed by Lessor, Lessee shall pay rent to: Menlo Business Park, LLC, Lessor, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California, 94301.

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6. Security Deposit. Upon the execution and delivery of this Third Amendment by Lessor and Lessee, Lessee shall pay to Lessor the sum of Nine Thousand Dollars ($9,000.00) an additional Security Deposit, increasing the existing Security Deposit from Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) to Forty-Six Thousand Five Hundred Dollars ($46,500.00).

7. Hazardous Materials. Lessor and Lessee each hereby represent and warrant to the other that to the current actual knowledge of the chief executive officer of Tarlton Properties, Inc., Lessor’s property manager, and that to the current actual knowledge of the chief executive officer of Lessee, respectively, that from the Commencement Date of the Lease to the date of the execution and delivery of this Third Amendment (a) no Hazardous Materials have been released on the Property, or the soil, surface water or groundwater of the Property, and (b) there has been no material adverse change in the environmental condition of the Property, the Building, or the Premises.

8. Tenant Improvement Work.

(a) Lessor shall cause the following tenant improvement work (“Tenant Improvement Work”) for Suite B and Suite C to be substantially completed at their sole cost prior to the commencement of the Expansion Space.

(b) The Tenant Improvement Work is detailed in the summary sheet and proposals, attached hereto as Exhibit “B”.

(c) Lessor shall contract with a contractor or contractors for the performance of the Tenant Improvement Work under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction costs (scope of work to include coordination of architect, engineer, design/build subcontractors, General Contractor, submittals for permits, construction and punch list) as a cost of the Tenant Improvement Work. Said construction management fee shall be payable from Lessor’s Tenant Improvement Allowance.

(d) The Tenant Improvement Work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Upon substantial completion of the Tenant Improvement Work, Lessee shall have the right to submit a written “Punch List” to Lessor, setting forth any defective items of construction. Lessor shall promptly cause such items to be corrected by the General Contractor or responsible subcontractor. Lessee’s

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acceptance of the Expansion Space or submission of a “Punch List” shall not be deemed a waiver of Lessee’s right to have defects in the Tenant Improvement Work or the Expansion Space repaired at no cost to Lessee, provided that Lessee gives written notice to Lessor of any defect in the work within one (1) year after the substantial completion of the work. Lessor shall cause any such defect to be repaired as soon as possible. The cost of any repairs necessary to correct any defects in the Tenant Improvement Work beyond one (1) year after the completion of the work shall be treated as an Operating Expense pursuant to Paragraph 5 of the Lease.

e) Lessor shall provide an allowance of Five Thousand Dollars ($5,000.00) for reimbursement of Lessee’s out of pocket expenses associated with the improvement work shown on page 4 of Exhibit “B”.

9. Parking. Lessee shall have the right to use eighteen (18) additional unreserved on-site vehicular parking spaces, based on 3/1000 rentable square feet, on the Land at no additional cost to Lessee in the parking area for the Building, some of which, but not all, shall be located near the entrance to the Premises, and otherwise in accordance with terms of the Lease.

10. No Further Amendment. Except as otherwise expressly modified by this Third Amendment, all terms and conditions of the Lease shall remain in full force and effect.

11. General Provisions.

(a) Conflicts. If any provision of this Third Amendment conflicts with the Lease, the provisions of this Third Amendment shall control.

(b) Binding Effect. Each and all of the provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere herein or in the Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere herein or in the Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in the Lease, as amended hereby, or in the Premises or the Expansion Space.

(c) Severability. Any provision or provisions of this Third Amendment which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

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(d) Authority. Each party represents to the other that the persons signing this Third Amendment on its behalf are properly authorized to do so.

(e) Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Third Amendment has been duly executed by both Lessee and Lessor and a fully executed copy of this Third Amendment has been delivered to both Lessee and Lessor.

(f) Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Third Amendment as of the date first set forth above.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J. O. Oltmans	By:	/s/ William M. Facteau
	J. O. Oltmans, II, Manager		William M. Facteau
President & CEO

By:	/s/ James R. Swartz	By:	/s/ James R. Zuegel
	James R. Swartz, Manager		James R. Zuegel
V.P. Operations

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THIRD AMENDMENT TO LEASE

COMMENCEMENT MEMORANDUM

Third Amendment to Lease date June 21, 2006 between MENLO BUSINESS PARK, LLC (“Lessor”), and ACCLARENT, INC. (“Lessee”), concerning Suite C located at 1525 O’Brien Drive, Building 13, Menlo Business Park, Menlo Park, California 94025.

In accordance with the subject Third Amendment to Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by Lessee as being substantially complete in accordance with the subject Amendment, and that there is no deficiency in construction.

2. That the Lessee has possession of the subject Premises and acknowledges that under the provisions of the subject Amendment, the term of said Third Amendment to Lease shall commence as of July 15, 2006 (“Commencement Date”) and expire on November 14, 2010.

3. That in accordance with the subject Amendment, rental commenced to accrue on July 15, 2006.

4. If the Commencement Date of the subject Amendment is other than the first day of the month, the first billing will contain a pro-rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Amendment.

5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent check should be made payable to:

MENLO BUSINESS PARK, LLC

C/O TARLTON PROPERTIES, INC.

955 ALMA STREET

PALO ALTO, CA 94301

LESSOR:	LESSEE:

MENLO BUSINESS PARK, LLC.,	ACCLARENT, INC.
a California limited liability company	a Delaware corporation

By:	By:
J.O. Oltmans, II, Manager	William M. Facteau
President & CEO

By:	By:
James R. Swartz, Manager	James R. Zuegel
V.P. Operations

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease made as of August 24, 2007, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”), and ACCLARENT, INC, a Delaware corporation (“Lessee”), being the parties to that certain Lease dated June 8, 2005, the First Amendment to Lease dated July 20, 2005, the Second Amendment to Lease dated November 30, 2005 and the Third Amendment to Lease dated June 21, 2006 (the “Lease”), for the premises described in the Lease, commonly known as Suite B and C, Building 13, 1525 O’Brien Drive, Menlo Business Park, Menlo Park California 94025, consisting of approximately 35,982 rentable square feet.

RECITALS:

A. Lessee currently occupies Suite B and C pursuant to the Lease.

B. Subject to the terms and conditions set forth in this Fourth Amendment, Lessor and Lessee wish to amend the Lease (1) to expand the Premises to include a portion of the Building referred to as the “Deli Suite” and Suite “C1” (collectively, the “Additional Premises”), which consists of approximately 3,400 rentable square feet, as shown on the floor plan of the Building attached hereto as Exhibit “A,” as hereafter provided in this Fourth Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Lease Definitions. Terms defined in the Lease, which are used in this Fourth Amendment, shall have the same meaning as in the Lease.

2. Lease of Additional Premises. Lessor hereby leases to Lessee, and Lessee leases from Lessor, commencing on the later of September 1, 2007 or upon substantial completion of the tenant improvements to the Deli Suite (the “Commencement Date for Additional Premises”); and for the duration of the initial term of the Lease, at the rental rate and upon the terms and conditions set forth herein, a total of approximately 3,400 rentable square feet (the “Additional Premises”). All “Punch List” items (as defined in section 8(d), shall be completed within 30 days of substantial completion of the Tenant Improvement Work Project; otherwise, the amounts and date schedules shown for Lessee’s share of Operating Expenses in section 4(a) and Monthly Base Rent shown in section 4 below shall be prorated and reduced to reflect, a “Commencement Date of Additional Premises”, corresponding to the actual date the Punch List was completed. A delay in completion of the Punch List beyond the 30 days, the Commencement Date for the Additional Premises will also be delayed accordingly. Lessor shall deliver the Additional Premises to Lessee in the condition set forth in Section 2(c)(2) of the Lease.

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3. Premises.

(a) Following the Commencement Date for the Additional Premises, the Premises will now consist of approximately 39,382 rentable square feet at Building 13, 1525 O’Brien Drive, Suite B (address specifically includes Suite B, Suite C, a portion of the Deli Suite and Suite C1), Menlo Business Park, Menlo Park, California 94025. Specifically, Suite B consists of approximately 29,875 rentable square feet; Suite C consists of approximately 6,107 rentable square feet; a portion of the Deli Suite consists of approximately 400 rentable square feet; and a portion of Suite C1 consisting of approximately 3,000 rentable square feet. The furniture, fixtures and equipment located in the Additional Premises shall be included in the FF&E under the Lease at no additional cost to Lessor, and in accordance with Section 12 (i) of the Lease, which shall also include forty-two (42) lineal feet of palette space in the Additional Premises.

(b) Lessee shall cause the Premises to be re-measured by Lessor’s architect. Following such re-measurement, the square footage of the Additional Premises and the Lessee’s Share shall be adjusted, if necessary, prior to the Commencement Date (as set forth below). At Lessor’s request, Lessee shall execute an Amendment to this lease to confirm the square footage of the Premises.

(c) Lessor shall have the right to recapture the Deli Suite, for the new café which is to be situated in Suite C, with Lessor providing written notice to Lessee at least one hundred twenty (120) days prior to termination.

4. Monthly Base Rent. The Lease is amended to provide that commencing on September 1, 2007 (the “Commencement Date”) of the Additional Premises and continuing through the balance of the initial term of the lease, October 31, 2010, (the “Expiration Date”), Lessee shall pay to Lessor the Monthly Base Rent for the Additional Premises as follows:

Period	Sq. Ft.	Rent/SF/Mo./NNN	Amount/Month
Month 1	3,400	$0.00	Free Rent
Month 2 - 12	3,400	$1.50	$5,100.00
Month 13	3,400	$0.00	Free Rent
Month 14 - 24	3,400	$1.55	$5,270.00
Month 25	3,400	$0.00	Free Rent
Month 26 - 38	3,400	$1.60	$5,440.00

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Rent for Suite B and C remains the same as stated in the Lease.

Rent shall be payable in monthly installments in advance on the first day of each month without deduction or offset and without prior demand or notice. Unless otherwise instructed by Lessor, Lessee shall pay rent to: Menlo Business Park, LLC, Lessor, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California, 94301.

5. Adjustment of Lessee’s Share.

(a) From and after the “Commencement Date of the Additional Premises”, (1) “Lessee’s Share” of the Operating Expenses of the Property for a portion of the Deli Suite and Suite C1 is 4.58% (3,400/74,300), and (2) “Lessee’s Share” of the Operating Expenses and Taxes of Menlo Business Park for these Additional Premises is 0.36%.

The pro-rata share for Suite B and C remains the same as stated in the Lease.

6. Security Deposit. Upon the execution and delivery of this Fourth Amendment by Lessor and Lessee, Lessee shall pay to Lessor the sum of Five Thousand Four Hundred Forty Dollars ($5,440.00), a security deposit equal to one month’s rent (last month’s rent) increasing the existing Security Deposit from Forty-Six Thousand Five Hundred Dollars ($46,500.00) to Fifty-One Thousand Nine Hundred Forty Dollars ($51,940.00).

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7. Use. Lessee’s permitted use for the Additional Premises shall be set forth as described in the Lease and shall comply with the provisions of Paragraph 7.

8. Hazardous Materials. Lessor and Lessee each hereby represent and warrant to the other that to the current actual knowledge of the chief executive officer of Tarlton Properties, Inc., Lessor’s property manager, and that to the current actual knowledge of the chief executive officer of Lessee, respectively, that from the Commencement Date of the Lease to the date of the execution and delivery of this Fourth Amendment (a) no Hazardous Materials have been released on the Property, or the soil, surface water or groundwater of the Property, and (b) there has been no material adverse change in the environmental condition of the Property, the Building, or the Premises.

9. Tenant Improvement Work.

(a) Lessor shall, at Lessor’s sole cost and expense, cause the following tenant improvement work (“Lessor’s Tenant Improvement Work”) to be performed and completed in a portion of the Additional Premises, the Deli Suite, to coincide with Lessee’s occupancy of the Additional Premises : 1) Create a passageway between Acclarent’s existing breakroom into the Deli Suite; and 2) Install a demising wall, enclosing that portion of the Deli Suite which Lessee shall occupy, attached hereto as Exhibit “A”.

(b) Should the Deli Suite be recaptured by Lessor, Lessor shall, at Lessor’s sole cost and expense, restore the premises to its original condition, demolishing the newly installed demising wall in the Deli Suite and reinstall/close the passageway wall between Acclarent’s breakroom and the Deli Suite.

(c) Lessor shall contribute the sum of Forty Thousand Eight Hundred Dollars ($40,800.00) ($12.00/RSF) (“Lessor’s Tenant Improvement Allowance”) to defray the cost of Lessor’s Tenant Improvement Work for future tenant improvements in Suite C1 of the Additional Premises. In accordance with Section 12 (a) of the Lease, Lessee shall as Lessee’s contribution to Lessor’s Tenant Improvement Work (“Lessee’s Contribution”) pay for any additional construction costs which exceed the TI Allowance.

(d) Any unused portion of the TI Allowance may be converted to “rent credits” and Acclarent shall have the right to apply those rent credits against Monthly Base Rent when due.

(e) Lessor shall contract with a contractor or contractors for the performance of the Tenant Improvement Work under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction

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costs (scope of work to include coordination of architect, engineer, design/build subcontractors, General Contractor, submittals for permits, construction and punch list) as a cost of the Tenant Improvement Work. Said construction management fee shall be payable from Lessor’s Tenant Improvement Allowance.

(f) The Tenant Improvement Work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Upon substantial completion of the Tenant Improvement Work, Lessee shall have the right to submit a written “Punch List” to Lessor, setting forth any defective items of construction. Lessor shall promptly cause such items to be corrected by the General Contractor or responsible subcontractor. Lessee’s acceptance of the Additional Premises or submission of a “Punch List” shall not be deemed a waiver of Lessee’s right to have defects in the Tenant Improvement Work or the Additional Premises repaired at no cost to Lessee, provided that Lessee gives written notice to Lessor of any defect in the work within one (1) year after the substantial completion of the work. Lessor shall cause any such defect to be repaired as soon as possible. The cost of any repairs necessary to correct any defects in the Tenant Improvement Work beyond one (1) year after the completion of the work shall be treated as an Operating Expense pursuant to Paragraph 4 of the Lease.

9. Parking. Lessee shall have the right to use ten (10) additional unreserved on-site vehicular parking spaces, based on the rentable square feet of the Additional Premises (3/1000) , on the Land at no additional cost to Lessee in the parking area for the Building, some of which, but not all, shall be located near the entrance to the Premises, and otherwise in accordance with terms of the Lease.

10. Real Estate Brokers. Lessor shall pay a full procuring leasing commission to Jones Lang LaSalle (“JLL”), Lessee’s Broker and to Tarlton Properties, Inc., Lessor’s broker, pursuant to separate agreements between Lessor and said brokers in connection with this Fourth Amendment.

11. No Further Amendment. Except as otherwise expressly modified by this Fourth Amendment, all terms and conditions of the Lease shall remain in full force and effect.

12. General Provisions.

(a) Conflicts. If any provision of this Fourth Amendment conflicts with the Lease, the provisions of this Fourth Amendment shall control.

(b) Binding Effect. Each and all of the provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto, and

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except as otherwise specifically provided elsewhere herein or in the Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere herein or in the Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in the Lease, as amended hereby, or in the Premises or the Expansion Space.

(c) Severability. Any provision or provisions of this Fourth Amendment which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(d) Authority. Each party represents to the other that the persons signing this Fourth Amendment on its behalf are properly authorized to do so.

(e) Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Fourth Amendment has been duly executed by both Lessee and Lessor and a fully executed copy of this Fourth Amendment has been delivered to both Lessee and Lessor.

(f) Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Fourth Amendment as of the date first set forth above.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J. O. Oltmans	By:	/s/ William M. Facteau
	J. O. Oltmans, II, Manager		William M. Facteau President & CEO

By:	/s/ James R. Swartz	By:	/s/ James R. Zuegel
	James R. Swartz, Manager		James R. Zuegel
V.P. Operations

6

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease made as of January 30, 2008, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”), and ACCLARENT, INC, a Delaware corporation (“Lessee”), being the parties to that certain Lease dated June 8, 2005, the First Amendment to Lease dated July 20, 2005, the Second Amendment to Lease dated November 30, 2005, the Third Amendment to Lease dated June 21, 2006 and the Fourth Amendment to Lease dated August 24, 2007 (the “Lease”), for the Premises described in the Lease, commonly known as Suite B, C and C-1 (collectively, Suite C-1 also includes a small portion of the “Deli Suite” located within Suite C-2), Building 13, 1525 O’Brien Drive, Menlo Business Park, Menlo Park California 94025, consisting of approximately 39,382 rentable square feet.

RECITALS:

A. Lessee currently occupies Suite B, C and C-1 pursuant to the Lease.

B. Subject to the terms and conditions set forth in this Fifth Amendment, effective January 1, 2008, Lessor and Lessee wish to modify Paragraphs B, 2, 3, 4, 5, 6, 9(c), 9 and 11 of the Fourth Amendment to Lease, confirming the Commencement Date of the Additional Premises and the rentable square feet of the Premises for Suite C-1, resulting from Lessor’s architect measurement of the Premises.

NOW, THEREFORE, the parties agree as follows:

•	RECITALS:

B: The Premises which consisted of approximately 3,400 rentable square feet is being changed to reflect that Suite C-1 consists of approximately 3,755 rentable square feet.

•	2. Lease of Additional Premises.

•

The “Commencement Date for the Additional Premises” is being changed from September 1, 2007 to January 1, 2008, for the duration of the initial term of the Lease, and at the rental rate and upon the terms and conditions set forth therein.

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•	The Premises which consisted of approximately 3,400 rentable square feet is being changed to reflect that Suite C-1 consists of approximately 3,755 rentable square feet.

•	3. Premises.

•

Following the Commencement Date for the Additional Premises, the Premises which consist of approximately 39,382 rentable square feet is being changed to reflect that it consists of approximately 39,737 rentable square feet at Building 13, 1525 O’Brien Drive, Menlo Business Park, Menlo Park, California 94025. Address specifically includes Suite B, Suite C (2nd floor) and Suite C-1 (1st floor), which includes a portion of the “Deli Suite” located within Suite C-2.

•	Suite B: Which consist of approximately 29,875 rentable square feet; and

•	Suite C: Which consist of approximately 6,107 rentable square feet; and

•

Suite C-1: Which consists of approximately 3,755 rentable square feet. (Collectively, Suite C-1 consists of approximately 3,455 rentable square which includes the R& D area, the Lab, the common area (3,438 rsf); and the electrical allocation (17 rsf), plus a small portion of the “Deli Suite” within Suite C-2, which consists of approximately 300 rentable square feet), as shown on the floor plan of the Building, attached hereto as Exhibit “A’, as hereafter provided in this Fifth Amendment.

•

4. Monthly Base Rent. The Lease is amended to provide that commencing on January 1, 2008 (the “Commencement Date”) of the Additional Premises and continuing through the balance of the initial term of the lease, October 31, 2010, (the “Expiration Date”), Lessee shall pay to Lessor the Monthly Base Rent for the Additional Premises as follows:

Period	Sq. Ft.	Rent/SF/Mo./NNN	Amount/Month
Month 1	3,755	$0.00	Free Rent
Month 2 - 12	3,755	$1.50	$5,632.50
Month 13	3,755	$0.00	Free Rent
Month 14 - 24	3,755	$1.55	$5,820.25
Month 25	3,755	$0.00	Free Rent
Month 26 - 34	3,755	$1.60	$6,008.00

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Rent for Suite B and C remains the same as stated in the Lease.

Rent shall be payable in monthly installments in advance on the first day of each month without deduction or offset and without prior demand or notice. Unless otherwise instructed by Lessor, Lessee shall pay rent to: Menlo Business Park, LLC, Lessor, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California, 94301.

•	5. Adjustment of Lessee’s Share.

(a) From and after the “Commencement Date of the Additional Premises”, (1) “Lessee’s Share” of the Operating Expenses of the Property for Suite C-1 shall be changed from 4.58% (3,400/74,300) to 5.05% (3,755/74,300), and (2) “Lessee’s Share” of the Operating Expenses and Taxes of Menlo Business Park for these Additional Premises shall be changed from 0.36% to 0.39%.

The pro-rata share for Suite B and C remains the same as stated in the Lease.

•

6. Security Deposit. Upon the execution and delivery of this Fifth Amendment by Lessor and Lessee, Lessee shall pay to Lessor the sum of Five Hundred Sixty-Eight Dollars ($568.00), an increase of the existing security deposit for Suite C-1, which shall be equal to one month’s rent (last month’s rent), increasing it from $5,440.00 to $6,008.00. This shall increase Acclarent’s aggregate Security Deposit from Fifty-One Thousand Nine Hundred Forty Dollars ($51,940.00) to Fifty-Two Thousand Five Hundred and Eight Dollars ($52,508.00).

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•	9. Tenant Improvement Work.

( c) Lessor shall increase Lessor’s Tenant Improvement Allowance contribution from the sum of Forty Thousand Eight Hundred Dollars ($40,800.00) ($12.00/RSF) to Forty-Five Thousand Sixty Hundred Dollars ($45,060.00) ($12.00/RSF) (“Lessor’s Tenant Improvement Allowance”), to defray the cost of Lessor’s Tenant Improvement Work for future tenant improvements in Suite C1 of the Additional Premises. In accordance with Section 12 (a) of the Lease, Lessee shall as Lessee’s contribution to Lessor’s Tenant Improvement Work (“Lessee’s Contribution”) pay for any additional construction costs which exceed the TI Allowance.

•

9. Parking. Lessee’s right to use additional unreserved on-site vehicular parking spaces has increased from ten (10) to eleven (11), based on the rentable square feet of the Additional Premises (3/1000).

•	11. No Further Amendment. Except as otherwise expressly modified by this Fifth Amendment, all terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Fifth Amendment as of the date first set forth above.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J. O. Oltmans	By:	/s/ William M. Facteau
	J. O. Oltmans, II, Manager		William M. Facteau President & CEO

By:	/s/ James R. Swartz	By:	/s/ James R. Zuegel
	James R. Swartz, Manager		James R. Zuegel
V.P. Operations

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SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease made as of January 31, 2008, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”), and ACCLARENT, INC, a Delaware corporation (“Lessee”), being the parties to that certain Lease dated June 8, 2005, the First Amendment to Lease dated July 20, 2005, the Second Amendment to Lease dated November 30, 2005, the Third Amendment to Lease dated June 21, 2006, the Fourth Amendment to Lease dated August 24, 2007 and the Fifth Amendment to Lease dated January 30, 2008 (the “Lease”), for the Premises described in the Lease, commonly known as Suite B, C and C-1 ( collectively, Suite C-1 also includes a small portion of the “Deli Suite” located within Suite C-2), Building 13, 1525 O’Brien Drive, Menlo Business Park, Menlo Park California 94025, consisting of approximately 39,737 rentable square feet.

RECITALS:

A. Lessee currently occupies Suite B, C and C-1 pursuant to the Lease.

B. Subject to the terms and conditions set forth in this Sixth Amendment, Lessor and Lessee wish to amend the Lease (1) to expand the Premises to include a portion of the Building referred to as Suite “C-2” on the first floor, which includes the Conference Room, a Private Office, a Men’s restroom and a large portion of the “Deli Suite”- the Servery and a large portion of the Dining area, but excludes the Kitchen and the small portion of the “Deli Suite” which is included in Suite C-1 (the “Additional Premises”). Suite “C-2” consists of approximately 2,661 rentable square feet and is shown on the floor plan of the Building attached hereto as Exhibit “A,” as hereafter provided in this Sixth Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Lease Definitions. Terms defined in the Lease, which are used in this Sixth Amendment, shall have the same meaning as in the Lease.

2. Lease of Additional Premises.

(a) Suite C-2: Lessor hereby leases to Lessee, and Lessee leases from Lessor, commencing on January 1, 2008, (the “Commencement Date for the Additional Premises”), which shall be known as Suite “C-2” (“Additional Premises”), for the duration of the initial term of the Lease, at the rental rate and upon the terms and conditions set forth herein, a total of approximately 2,661 rentable square feet.

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3. Premises.

(a) Following the Commencement Date for the Additional Premises, the Premises will now consist of approximately 42,398 rentable square feet at Building 13, 1525 O’Brien Drive, Suite B, C, C-1 and C-2, Menlo Business Park, Menlo Park, California 94025.

Specifically, the Premises:

•	Suite B: Consists of approximately 29,875 rentable square feet; and

•	Suite C: Consists of approximately 6,107 rentable square feet; and

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Suite C-1: Consists of approximately 3,755 rentable square feet, (collectively, Suite C-1 consists of approximately 3,455 rentable square feet which includes the R&D area, the Lab, and the common area (3,438 rsf); and the electrical allocation (17 rsf), plus a small portion of the “Deli Suite” within Suite C-2, which is approximately 300 rentable square feet); and

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Suite C-2: Consists of approximately 2,661 rentable square feet which includes the Conference Room, a Private Office, a Men’s restroom and a large portion of the “Deli Suite”- the Servery and a large portion of the Dining area, but excludes the Kitchen (321 rsf) and the small portion of the “Deli Suite” (300 rsf) (the “Additional Premises”).

Lessor shall have the right to recapture the Deli Suite, at its sole cost and expense, for a new café, which shall be situated in Suite C on the first floor. Lessor shall provide Lessee with written notice of at least ninety (90) days prior to termination. Upon reasonable advanced notice by Lessor to Lessee, Lessee shall provide Lessor with access to the kitchen area subject to Lessor’s efforts to minimize the interruption to Lessee’s business operation.

4. Monthly Base Rent. The Lease is amended to provide that commencing on January 1, 2008 (the “Commencement Date”) of the Additional Premises and continuing through the balance of the initial term of the lease, October 31, 2010, (the “Expiration Date”), Lessee shall pay to Lessor the Monthly Base Rent for the Additional Premises as follows:

Period	Sq. Ft.	Rent/SF/Mo./NNN	Amount/Month
Month 01 - 12	2,661	$1.80	$4,789.80
Month 13 - 24	2,661	$1.86	$4,949.46
Month 25 - 34	2,661	$1.93	$5,135.73

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Rent for Suite B, C and C-1 remains the same as stated in the Lease.

Rent shall be payable in monthly installments in advance on the first day of each month without deduction or offset and without prior demand or notice. Unless otherwise instructed by Lessor, Lessee shall pay rent to: Menlo Business Park, LLC, Lessor, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California, 94301.

5. Adjustment of Lessee’s Share.

(a) From and after the “Commencement Date of the Additional Premises”, (1) “Lessee’s Share” of the Operating Expenses of the Property for a portion of Suite C-2 (the “Deli Suite”, excluding the kitchen and the small portion of “Deli Suite” included in Suite C-1) is 3.58% (2,661/74,300), and (2) “Lessee’s Share” of the Operating Expenses and Taxes of Menlo Business Park for these Additional Premises is 0.28%.

The pro-rata share for Suite B, C and C-1 remains the same as stated in the Lease.

6. Security Deposit. Upon the execution and delivery of this Sixth Amendment by Lessor and Lessee, Lessee shall pay to Lessor the sum of Five Thousand One Hundred Thirty-Five and Seventy-Three Hundredths Dollars ($5,135.73), a security deposit equal to one month’s rent (last month’s rent) increasing the existing Security Deposit from Fifty-Two Thousand Five Hundred and Eight Dollars ($52,508.00) to Fifty-Seven Thousand Six Hundred Forty-Three and Seventy-Three Hundredths Dollars ($57,643.73).

7. Use. Lessee’s permitted use for the Additional Premises shall be set forth as described in the Lease and shall comply with the provisions of Paragraph 7, excluding use for a cadaver room.

8. Hazardous Materials. Lessor and Lessee each hereby represent and warrant to the other that to the current actual knowledge of the chief executive officer of Tarlton Properties, Inc., Lessor’s property manager, and that to the current actual knowledge of the chief executive officer of Lessee, respectively, that from the Commencement Date of the Lease to the date of the execution and delivery of this Sixth

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Amendment (a) no Hazardous Materials have been released on the Property, or the soil, surface water or groundwater of the Property, and (b) there has been no material adverse change in the environmental condition of the Property, the Building, or the Premises.

9. Tenant Improvement Work.

(a) Lessor shall, at Lessor’s sole cost and expense, cause the following tenant improvement work (“Lessor’s Tenant Improvement Work”) to be performed and completed in a portion of Suite C-1, to coincide with Lessee’s occupancy of the Additional Premises: 1) Construct a steel deck mezzanine in Suite C-1, attached hereto and referred to as Exhibit “B”.

(b) Lessor shall contribute the sum of Thirty-One Thousand Nine Hundred Thirty-Two Dollars ($31,932.00) ($12.00/RSF) (“Lessor’s Tenant Improvement Allowance”) to defray the cost of Lessor’s Tenant Improvement Work for the construction of a steel deck mezzanine in Suite C-1. In accordance with Section 12 (a) of the Lease, Lessee shall as Lessee’s contribution to Lessor’s Tenant Improvement Work (“Lessee’s Contribution”) pay for any additional construction costs which exceed the TI Allowance.

(c) Lessor shall contract with a contractor or contractors for the performance of the Tenant Improvement Work under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction costs (scope of work to include coordination of architect, engineer, design/build subcontractors, General Contractor, submittals for permits, construction and punch list) as a cost of the Tenant Improvement Work. Said construction management fee shall be payable from Lessor’s Tenant Improvement Allowance.

(d) The Tenant Improvement Work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Upon substantial completion of the Tenant Improvement Work, Lessee shall have the right to submit a written “Punch List” to Lessor, setting forth any defective items of construction. Lessor shall promptly cause such items to be corrected by the General Contractor or responsible subcontractor. Lessee’s acceptance of the Additional Premises or submission of a “Punch List” shall not be deemed a waiver of Lessee’s right to have defects in the Tenant Improvement Work or the Additional Premises repaired at no cost to Lessee, provided that Lessee gives written notice to Lessor of any defect in the work within one (1) year after the substantial completion of the work. Lessor shall cause any such defect to be repaired as soon as possible. The cost of any repairs necessary to correct any defects in the Tenant Improvement Work beyond one (1) year after the completion of the work shall be treated as an Operating Expense pursuant to Paragraph 4 of the Lease.

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(e) Lessee shall cause the Premises to be re-measured by Lessor’s architect. Following such re-measurement, the square footage of the Additional Premises and the Lessee’s Share shall be adjusted, if necessary, prior to the Commencement Date. At Lessor’s request, Lessee shall execute an Amendment to this lease to confirm the square footage of the Premises.

9. Parking. Lessee shall have the right to use eight (8) additional unreserved on-site vehicular parking spaces, based on the rentable square feet of the Additional Premises (3/1000), on the Land at no additional cost to Lessee in the parking area for the Building, some of which, but not all, shall be located near the entrance to the Premises, and otherwise in accordance with terms of the Lease.

10. Real Estate Brokers. Lessor shall pay a full procuring leasing commission to Steve Levere/Jones Lang LaSalle (“JLL”), Lessee’s Broker and to Tarlton Properties, Inc., Lessor’s broker, pursuant to separate agreements between Lessor and said brokers in connection with this Sixth Amendment.

11. No Further Amendment. Except as otherwise expressly modified by this Sixth Amendment, all terms and conditions of the Lease shall remain in full force and effect.

12. General Provisions.

(a) Conflicts. If any provision of this Sixth Amendment conflicts with the Lease, the provisions of this Sixth Amendment shall control.

(b) Binding Effect. Each and all of the provisions of this Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere herein or in the Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere herein or in the Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in the Lease, as amended hereby, or in the Premises or the Expansion Space.

(c) Severability. Any provision or provisions of this Sixth Amendment, which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(d) Authority. Each party represents to the other that the persons signing this Sixth Amendment on its behalf are properly authorized to do so.

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(e) Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Sixth Amendment has been duly executed by both Lessee and Lessor and a fully executed copy of this Sixth Amendment has been delivered to both Lessee and Lessor.

(f) Counterparts. This Sixth Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Sixth Amendment as of the date first set forth above.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ J. O. Oltmans	By:	/s/ William M. Facteau
	J. O. Oltmans, II, Manager		William M. Facteau
President & CEO

By:	/s/ James R. Swartz	By:	/s/ James R. Zuegel
	James R. Swartz, Manager		James R. Zuegel
V.P. Operations

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